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                                                                   EXHIBIT 10.43

                               OFFICE SPACE LEASE

                                    BETWEEN

                               THE IRVINE COMPANY

                                      AND

                     PACIFIC INVESTMENT MANAGEMENT COMPANY
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                               OFFICE SPACE LEASE

            THIS LEASE is made as of the ___ day of _______________, 1998, by and between THE IRVINE COMPANY, hereafter Called "Landlord," and PACIFIC INVESTMENT MANAGEMENT COMPANY, a Delaware general partnership, hereinafter called "Tenant."


                       ARTICLE I. BASIC LEASE PROVISIONS

      Each reference in this Lease to the "Basic Lease Provisions" shall mean and refer to the following collective terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease.

1.    Tenant's Trade Name: PIMCO

2. Premises: The Premises are more particularly described in Section 2.1. In addition, Tenant shall also lease the "Must Take Space" described in
      Section 2.6.

      Project Description (If applicable): Corporate Plaza West

3. Use of Premises: General Office use, which may include, subject to compliance with applicable governmental requirements, a private exercise facility, one or more lunch or breakrooms, and one or more computer rooms.

4.    Estimated Completion Date: June 1, 1999

5. Lease Term: The Term of this Lease ("Term") shall expire at midnight on March 31, 2005.

6. Basic Rent: One Hundred Sixteen Thousand Seven Hundred Forty-Nine Dollars ($116,749.00) per month ($2.33 per rentable square foot).

      Rental Adjustments:

      Commencing September 1, 2000, the Basic Rent shall be One Hundred Twenty-One Thousand Seven Hundred Sixty Dollars ($121,760.00) per month ($2.43 per rentable square foot).

      Commencing September 1, 2001, the Basic Rent shall be One Hundred Twenty-Six Thousand Seven Hundred Seventy-One Dollars ($126,771.00) per month ($2.53 par rentable square foot).

      Commencing September 1, 2002, the Basic Rent shall be One Hundred Thirty-One Thousand Seven Hundred Eighty-One Dollars ($131,781.00) per month ($2.63 per rentable square foot).

      Commencing September 1, 2003, the Basic Rent shall be One Hundred Forty Thousand Eight Hundred One Dollars ($140,801.00) per month ($2.81 per rentable square foot).

      Commencing September 1, 2004, the Basic Rent shell be One Hundred Forty-Five Thousand Eight Hundred Eleven Dollars ($145,811.00) per month ($2.91 per rentable square foot).

      See Section 2.6 and Exhibit X for additional rental adjustments.

7. Property Tax Base: The Property Taxes per rentable square foot actually incurred by Landlord during the twelve month period beginning on the Commencement Date of this Lease (or on the first day of the next following calendar month if the Commencement Date occurs other than on the first day of a calendar month).

      Building Cost Base: The Building Coats per rentable square foot actually incurred by Landlord during the twelve month period beginning on the Commencement Date of this Lease (or on the first day of the next following calendar month if the Commencement Date occurs other than on the first day of a calendar month).

      Expense Recovery Period: Every twelve month period during the Term commencing upon the expiration of the Property Tax/Building Cost Base period and each yearly anniversary thereof.

8. Floor Area of Premises: approximately 50,107 rentable square feet (see section 2.6 for additional rentable area to be leased by Tenant)

9.    Security Deposit: None

10.   Broker(s): Cushman Realty Corporation

11    Plan Approval Date: N/A


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12.   Address for Payments and Notices:

LANDLORD                                  TENANT

The Irvine Company                        Pacific Investment Management
c/o PM Realty Group                         Company
630 Newport Center Drive, Suite 100       800 Newport Center Drive
Newport Beach, CA 92660                   Suite 300
Attn: Property Manager                    Newport Beach, CA 92660
                                          Attn: Ernest L. Schmider, Esq.

with a copy of notices to:

THE IRVINE COMPANY
P.0. Box 6370
Newport Beach, CA 92658-6370
Attn: Vice President, Operations - Office Properties


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                             ARTICLE II. PREMISES

      SECTION 2.1. LEASED PREMISES. Landlord leases to Tenant and Tenant rents from Landlord the premises consisting of the entire rentable area of the 1400 freestanding office building to be constructed by Landlord in the location designated as the "Initial Building" in Exhibit A (the "Premises"); containing the floor area set forth in Item 8 of the Basic Lease Provisions. The building in which the Premises are situated (which together with the underlying real property, is called the "Building") is a portion of the project described in
Item 2 (the "Project"). With respect to the foregoing Building and any other building in which Tenant leases at least one full floor, Tenant shall also have the right to use a proportionate share of the shafts, risers and conduits to the building roof and between floors, provided such use does not interfere with building systems and complies with all applicable laws, codes and other legal requirements. Upon completion of the Building shell, Landlord shall cause its architect to recalculate the rentable area of the Premises. If Landlord's architect determines that the rentable square footage of the Premises differs from that set forth in the Basic Lease Provisions, then Landlord shall so notify Tenant and Tenant shall be afforded a period of fifteen (15) days to review such determination; provided that in the event Tenant disputes the calculation within that period, the matter shall be resolved by arbitration in accordance with
Section 14.7. Should it be finally determined that the rentable area differs from that set forth in Item 8 of the Basic Lease Provisions, the Basic Rent (as shown in Item 6 of the Basic Lease Provisions) shall be promptly adjusted in proportion to the change in square footage, which adjustment shall be retroactive (if applicable) to the Commencement Date. In determining the rentable area of the Premises, Landlords architect shall calculate the usable area of the Premises in accordance with the standards of ANSI/BOMA Z65.1-1996, and the rentable areas of the Premises shall equal that usable area multiplied by a load factor of 1.08 (which load factor shall only apply to the initial Building leased in its entirety hereunder). Promptly following the final determination of the rentable area, the parties shall memorialize the adjustments, if any, by executing an amendment to this Lease prepared by Landlord.

      SECTION 2.2. ACCEPTANCE OF PREMISES. Tenant acknowledges that neither Landlord nor any representative of Landlord has made any representation or warranty with respect to the Premises or the Building or the suitability or fitness of either for any purpose, except as set forth in this Lease. The taking of possession or use of the Premises by Tenant for any purpose other than construction shall conclusively establish that the Premises and the Building were in satisfactory condition and in conformity with the provisions of this Lease in all respects, except for those matters which Tenant shall have brought to Landlord's attention on a written punch list. The list shall be limited to items constructed by Landlord (i.e., exclusive of the Tenant improvements constructed by Tenant), and shall be delivered to Landlord within one hundred eighty (180) days after the term ("Term") of this Lease commences as provided in
Article III below. Nothing contained in this Section shall affect the commencement of the Term or the obligation of Tenant to pay rent. Landlord shall diligently complete all punch list items of which it is notified as provided above.

      SECTION 2.3. BUILDING NAME AND ADDRESS. Tenant shall not utilize any name selected by Landlord from time to time for the Building and/or the Project as any part of Tenant's corporate or trade name. Landlord shall have the have the right to change the name, number or designation of the Building or Project without liability to Tenant, upon not less than three (3) months prior written notice to Tenant.

      SECTION 2.4. RIGHT OF FIRST OFFER. Concurrently with the construction of the Building, Landlord intends to construct a second building within the Project which is identified as the "Adjacent Building" in Exhibit A (the "Adjacent Building"). Provided Tenant is not then in default hereunder beyond any applicable grace period, Landlord hereby grants Tenant the continuing right ("First Right") to lease, during the Term of this Lease, any space in excess of 5,000 rentable square feet which may become available for lease with the Adjacent Building ("First Right Space") whether upon completion of the Adjacent Building or thereafter, in accordance with and subject to the provisions of this
Section 2.4. It is understood, however, that the First Right Space shall also include any space in the Adjacent Building that Landlord intends to lease with option/must take rights to additional space that exceeds, in combination with the initial space, 5,000 rentable square feet.

At any time after the date of this Lease, but prior to leasing the First Right Space to any other party, Landlord shall give Tenant written notice of the basic economic terms, including but not limited to the Basic Rent, term, operating expense base, and tenant improvement allowance (collectively, the "Economic Terms"), upon which Landlord is willing to lease such particular First Right Space to Tenant or to a third party; provided that the Economic Terms shall exclude brokerage commissions and other Landlord payments that do not directly inure to the tenant's benefit. It is understood that should Landlord intend to lease other space in addition to the First Right Space as part of a single transaction, then Landlord's notice shall so provide and all such space shall collectively be subject to the following provisions.

Within ten (10) business days after receipt of Landlord's notice, Tenant must give Landlord written notice pursuant to which Tenant shall elect to do one of the following: (i) lease all, but not less than all, of the space specified in Landlord's notice (the "Designated Space") upon such Economic Terms and the same non-economic terms as set forth in this Lease; provided, however, that if the lease term proposed by


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Landlord for the Designated Space would extend beyond the scheduled expiration date of this Lease, then Tenant may elect, in its written notice, to lease the Designated Space for a term coterminous with the remaining Term hereof (but in no event for a period of less than one (1) year), in which event the tenant improvement allowance (if any) and all other applicable concessions set forth in Landlord's proposed Economic Terms shall be appropriately prorated to reflect the Shorter term; or (ii) refuse to lease the Designated Space, specifying that such refusal is not based upon the Economic Terms, but upon Tenant's lack of need for the Designated Space, in which event Landlord may lease the Designated Space upon any terms it deems appropriate; or (iii) refuse to lease the Designated Space, specifying that such refusal is based upon said Economic Terms, in which event Tenant shall also specify revised Economic Terms upon which Tenant shall be willing to lease the Designated Space. In the event that Tenant does not so respond in writing to Landlord's notice within said period, Tenant shall be deemed to have elected clause (ii) above. In the event Tenant gives Landlord notice pursuant to clause (iii) above, Landlord may, within ten
(10) business days, elect to either (x) lease the Designated Space to Tenant upon such revised Economic Terms and the same other non-Economic Terms as set forth in this Lease, or (y) lease the Designated Space to any third party upon Economic Terms which are not materially more favorable to such party than those Economic Terms proposed by Landlord.

Should Tenant agree to lease the Designated Space from Landlord on the terms proposed by Landlord or should Landlord otherwise elect to lease the Designated Space to Tenant, then Landlord shall promptly prepare and deliver to Tenant an amendment to the Lease consistent with the foregoing, and Tenant shall execute and return same to Landlord within twenty (20) days. Tenant's failure to timely return the amendment shall entitle Landlord to specifically enforce Tenant's commitment to lease the Designated Space and/or to pursue any other available legal remedy against Tenant.

In the event that Landlord shall not enter into a lease for the applicable First Right Space with a third party within six (6) months following Landlord's notice described above, then prior to leasing that First Right Space to any third party, Landlord shall repeat the procedures set forth in this Section 2.4. In the event that Landlord leases the First Right Space to a third party in accordance with the provisions of this Section 2.4, and during the Term of this Lease the First Right Space shall again become available for releasing, then prior to Landlord entering into any such new lease with a third party for the First Right Space, Landlord shall repeat the procedures specified above in this
Section 2.4.

Notwithstanding the foregoing, it is understood that Tenant's First Right shall be subject to any extension rights granted by Landlord to any third party tenant occupying the First Right Space, and in no event shall any such First Right Space be deemed available for leasing with the existing tenant thereof shall have vacated the First Right Space. Tenant's First Right shall further be subject to any expansion right granted any third party tenant of the First Right Space provided that such expansion right was identified in a First Right notice given to Tenant in accordance with this Section prior to the execution of that third party lease. Tenant's rights under this Section 2.4 shall belong solely to Pacific Investment Management Company and may not be assigned or transferred by it except in connection with an authorized assignment of this Lease; provided that should any such assignee exercise such First Right, it is agreed that Pacific Investment Management Company shall remain liable for all monetary obligations in connection therewith as if it were the party exercising such First Right.

      SECTION 2.5. OPTION TO LEASE ADDITIONAL SPACE. Provided that Tenant is not then in default hereunder beyond any applicable grace period and has not, in one or more transactions pursuant to Section 2.4 above, leased an amount of space in the Adjacent Building that equals the entire rentable area of a full floor of the Adjacent Building, then subject to the conditions set forth below, Tenant shall have the option to lease additional space within the Project consisting of the leases of (i) 25,000 rentable square feet or (ii) the entire rentable area of a building within the Project as described below (the "Expansion Area"). Unless required to do so sooner by the provisions below, Tenant shall exercise that option by giving written notice to Landlord not later than May 31, 2000 (the "Option Notice"). Within thirty (30) days following receipt of the Option Notice, Landlord shall determine the intended location of the Expansion Area. Such location may, at Landlord's election, either be within the Adjacent Building, if sufficient space is then available, or within another building consisting of between 20,000 and 70,000 rentable square feet to be subsequently developed by Landlord within the Project (the "Additional Building"). The Additional Building shall, if applicable, be constructed utilizing exterior and interior materials and finishes similar to those of the Building.

Should Landlord determine that the Expansion Area is to be located in the Additional Building, then Landlord shall diligently pursue all necessary entitlements and penalties for the Additional Building. However, Landlord shall only be obligated to obtain a building permit and commence construction of the Additional Building if (i) Landlord can obtain financing on commercially reasonable terms for the Additional Building, (ii) Tenant's then-current Standard & Poor's credit rating, if any, is not lower then "BBB-", (iii) Landlord is able to achieve not less than the Minimum Return (as defined below) on the Additional Building, and (iv) Landlord is able to secure the necessary entitlements and permits. For purposes of this Section, the "Minimum Return" on the Additional Building shall mean a projected return, as reasonably calculated by Landlord, equal to the then-current ten (10) years treasury bond yield plus 550 basis points on the total cost of the Additional Building. The total cost of the Additional Building shall include all hard


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and soft costs incurred by Landlord in connection with the development and construction of the Additional Building, the improvements, therein, and all attendant infrastructure and common area improvements, together with an imputed land cost equal to Eighty Dollars ($80.00) per gross building square foot of the Additional Building. Should Landlord pro-forma a yield, on the Additional Building that is less than the Minimum Return (which determination shall be made by Landlord within thirty (30) days following delivery of the Option Notice), Landlord shall have no obligation to construct same unless Tenant agrees in writing to lease all of the rentable area of the Additional Building at a rental rate sufficient to provide the Minimum Return. In no event, however, shall the obligation to construct the Additional Building be binding on any successor to the interest of Landlord in the Building following a foreclosure of that interest or the transfer of title by deed in lieu thereof.

Should Landlord obtain the necessary entitlements for the Additional Building prior to Tenant's delivery of the Option Notice, then Landlord may so notify Tenant and require that Tenant either deliver the Option Notice within twenty
(20) days thereafter or waive its option rights under this Section. Should Tenant fail to deliver the Option Notice to Tenant within that period, then its right to do so thereafter shall permanently lapse and this Section shall become null and void. Landlord agrees, however, that if Tenant does timely deliver the Option Notice as a result of the foregoing demand by Landlord, then Tenant shall not be required to accept delivery of the Expansion Area prior to June 1, 2000.

Subject to the Minimum Return requirement set forth above, the rental rate and other economic terms for the Expansion Area shall be reasonably determined by Landlord in accordance with the criteria described in Section 3.3 below for the calculation of the "Prevailing Rate"; provided that then-current tenant improvement allowances provided by Landlord within the Project shall be utilized in such determination. Landlord's calculation of the Prevailing Rate shall be subject to Tenant's reasonable review and approval; in the event the parties are unable to agree thereon within thirty (30) days, then either party may submit same to arbitration in accordance with Section 14.7. The term of Tenant's lease of the Expansion Area shall be coterminous with the remaining Term of this Lease but in no event shall be less than sixty (60) months. Should fewer than sixty
(60) months remain in the Term hereof as of the commencement date of the Expansion Area, then Tenant shall have the right, by written notice to Landlord given within thirty (30) days following that commencement date, to extend the Term of this Lease as to the remainder of the Premises to be coterminous with the Expansion Area. The rental rate for the remainder of the Premises during that extension period shall be at the rate per rentable square foot that is payable from time to time for the Expansion Area during such period. The non-economic terms for Tenant's lease of the Expansion Area shall be as set forth in this Lease.

The commencement data of Tenant's lease of the Expansion Area shall be established in accordance with Section 3.1 of this Lease. Except as otherwise provided above, it is understood that Landlord may deliver the Expansion Area to Tenant at any time following Tenant's delivery of the Option Notice. In the event the Expansion Area is to be located in the Additional Building, then subject to the conditions above, Landlord shall deliver the Additional Space, ready for the commencement of the tenant improvement work by Tenant, not later than eighteen (18) months following receipt by Landlord of all necessary entitlements and permits for the commencement of construction, as such outside data shall be extended for the period of delays caused by Tenant and by other matters beyond the reasonable control of Landlord. Landlord shall, upon request by Tenant from time to time, keep Tenant advised as to the status of the development and construction of the Additional Building.

Promptly following the determination of the location of the Expansion Area and all of the economic terms of Tenant's lease thereof, Landlord shall prepare an appropriate amendment to this Lease memorializing same and Landlord shall execute and return that amendment to Landlord within ten (10) days. Tenant's rights under this Section are personal to Pacific Investment Management Company, and may not be assigned or transferred except in connection with an assignment of this Lease by a Tenant Affiliate meeting the credit standards set forth above.

      SECTION 2.6. MUST TAKE SPACE. Tenant shall lease, for a term equal to the then unexpired portion of the Term of this Lease, the entire rentable area of the ground floor of the Adjacent Building (the "Must Take Space"), whereupon the Must Take Space shall be deemed a part of the Premises. The rentable area of the Must Take Space is approximately 23,920 rentable square feet, which measurement shall be subject to recalculation in accordance with the procedures and criteria set forth in Section 2.1. Tenant's lease of the Must Take Space shall be subject to all of the terms of the Lease (including the provisions of the Work Letter attached as Exhibit X), except as follows: (i) the commencement of the Lease Term of the Must Take Space (the "Commencement Date for the Must Take Space") shall be determined pursuant to the criteria set forth in Section 3.1, provided that the Shell Completion Date shall be deemed to refer to the substantial completion of the Landlord's Work for the Adjacent Building; (ii) Tenant shall have the right to terminate only its obligation to lease the Must Take Space (but not the entire Lease) pursuant to Subsection 3.2(a) above if the Shell Completion Date for the Adjacent Building does not timely occur as provided in that Subsection based on an Estimated Completion Date for the Adjacent Building of August 1, 1999; (iii) the Basic Rent for the Must Take Space shall be at the same rate per rentable square foot as is payable from time to time for the initial Premises in accordance with the Basic Rent schedule set forth in Item 6 of the Basic Lease Provisions; (iv) the Property Tax and Building Cost


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Bases for the Must Take Space shall equal the Property Taxes and Building Costs, respectively, actually incurred by Landlord from the Commencement Date for the Must Take Space through June 30, 2000, as reasonably extrapolated by Landlord to a full year of operation and taxation, and Tenant's obligation to fund Operating Expenses for the Must Take Space shall commence concurrently with its obligation to make such payments for the initial Premises; (v) Tenant shall be afforded non-exclusive exterior signage rights on the Adjacent Building as provided in Subsection 52(b) of the Lease (it being understood that the condition set forth in Subsection 5.2(b) that the signage be available shall be deemed satisfied);
(vi) reserved parking stalls shall be allotted with respect to the Must Take Space as provided below in Section 6.4; (vii) Tenant be afforded the right to install one (1) satellite dish or antenna on the roof of the Adjacent Building in accordance with the provisions of Section 22.6 below, including the monthly license fee set forth therein; (viii) Tenant shall have no right to install any additional emergency generator for the Must Take Space except as may otherwise hereafter be agreed in writing by Landlord; and (ix) all electric, gas, and, at Landlord's option, water services to the Must Take Space may be separately metered and billed to Tenant in accordance with the provisions of Paragraph 8 of Exhibit B hereto. For purposes of the Lease, all references to the "Building" shall be deemed to refer to the Initial Building and/or the Adjacent Building, either individually or collectively as the context may require. In addition to the foregoing Landlord agrees that should Tenant enter into any sublease for a portion of the Must Take Space only (i.e., exclusive of the initial Premises) which would commence within the six (6) month period beginning on the Commencement Date for the Must Take Space, then with respect to any such sublease (A) Tenant's obligation to share any excess rent with Landlord pursuant to Subsection 9.1(c)(2) below shall only be applicable if the sublease term exceeds two (2) years and (B) Landlord's rights to disapprove the subtenant pursuant to Subsections 9.1(c)(3), (4) or (5) or to recapture the subleased premises pursuant to Subsection 9.1(d) shall only be applicable if the sublease term exceeds three (3) years. Not later than June 1, 1999, Tenant shall deliver to Landlord the sum of Fifty-Five Thousand Seven Hundred Thirty-Four Dollars ($55,734.00) which shall be applied against the Basic Rent first due and payable for the Must Take Space.


                               ARTICLE III. TERM

      SECTION 3.1. GENERAL. The Term shall be for the period shown in Item 5 of the Basic Lease Provisions. The Term shall commence ("Commencement Date") on the earlier of (a) seventy-five (75) days following the date ("Shell Completion Date") of substantial completion of the Landlord's Work described in Article I of Exhibit X hereto, provided that such period shall be extended on a day-for-day basis for the period of any "Landlord Delays" described in Exhibit X, or (b) the date Tenant commences its business activities within the Premises. Promptly following request by Landlord, the parties shall memorialize on a form provided by Landlord the actual Commencement Date and the expiration date ("Expiration Date") of this Lease.

      SECTION 3.2. RIGHTS TO TERMINATE.

            (a) If the Shell Completion Date fails to occur by the "Outside Date" as defined below, then Tenant shall have the right to terminate this Lease by giving written notice thereof to Landlord after the Outside Date but prior to the Shell Completion Date. If, from time to time prior to the Outside Date, Landlord determines that the Shell Completion Date will not occur by the Outside Date, Landlord shall deliver to Tenant a written notice setting forth Landlord's opinion as to the revised outside date by which the Shell Completion Date will occur. Within five (5) business days following delivery of that notice, Tenant may elect by written notice to Landlord to terminate this Lease; otherwise, the Outside Date shall be deemed extended to the revised date set forth in Landlord's notice. For purposes hereof, the "Outside Date" shall mean the date that is three (3) months following the Estimated Completion Date set forth in
Item 4 of the Basic Lease Provisions; provided that the Outside Date shall be extended on a day-for-day basis for the period of any delays caused by Tenant and for the period of any delays (up to a maximum of six (6) months) resulting from matters of force majeure as set forth in Section 20.9.

            (b) Landlord shall have the right to terminate this Lease upon written notice to Tenant should either (i) Landlord determine that it will be unable to commence construction of the Building by January 1, 1999, or (ii) an event of casualty or other matter of force majeure occurs at any time following the commencement of construction of the Building that would, in Landlord's reasonable estimation, delay construction by a period in excess of six (6) months.

      SECTION 3.3. RIGHTS TO EXTEND. Provided that Tenant is not then in default under any provision of this Lease beyond any applicable grace period, Tenant may extend the Term of this Lease for up to two (2) consecutive periods of sixty
(60) months each. Tenant shall exercise each such right to extend the Term by and only by delivering to Landlord, not less than nine (9) months or more than eighteen (18) months prior to the then-current scheduled expiration date of the Term, Tenant's written notice of its irrevocable election to extend (the "Exercise Notice"). Tenant may, if so specified in the Exercise Notice, elect to relinquish, as of the commencement of the applicable extension period, any space then leased by Tenant hereunder that is not a portion of the Initial Building to be leased in its


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entirety by Tenant, which relinquished space shall be identified in the Exercise
Notice; provided, however, that in no event shall Tenant be permitted to relinquish space on any floor within the Project unless all of the space on that floor is so relinquished.

The Basic Rent payable under the Lease during the extension of the Term shall be at the prevailing rental rate and other economic terms for office space being leased by Landlord in the Project and at 23, 24 and 26 Corporate Plaza with a term commencing at or about the commencement of the applicable extension period, as determined by Landlord based on a reasonable extrapolation of its then current leasing rates (the "Prevailing Rate"). In determining the Prevailing Rate, recent new and renewal leases with non-equity tenants of the Project and in the buildings owned by Landlord and located at 23, 24 and 26 Corporate Plaza in Newport Beach shall be considered. The Prevailing Rate shall reflect the rental rate and terms payable in those third party transactions, taking into account pertinent economic concessions then generally being granted by Landlord such as "free rent," Operating Expense base years, parking charge limitations, and the like. It is understood, however, that no consideration shall be given to brokerage commissions, lease "takeover" payments, moving allowances, or tenant improvement allowances (other than retrofit allowances granted to renewal tenants). The rental rates payable in any third party transactions executed more than five (5) months prior to the commencement of the applicable extension period shall be reasonably extrapolated, if applicable, to reflect anticipated changes in the Prevailing Rate based on current rental trends. Landlord shall make available to Tenant a summary of the basic economic terms of the pertinent leases used by Landlord to calculate the Prevailing Rate, provided that Landlord may elect to withhold the identities of the third party tenants.

Following Tenant's delivery of the Exercise Notice, but not later than five (5) months prior to the then-current expiration date of the Term, Landlord shall notify Tenant in writing ("Landlord's Notice") of Landlord's calculation of the Prevailing Rate for the extension period based on the foregoing criteria. Should Tenant dispute Landlord's calculation, then Tenant may, by written notice to Landlord within sixty (60) days following Landlord's Notice, submit the reasonableness of Landlord's calculation of the Prevailing Rate to arbitration in accordance with Section 14.7(b) of the Lease (the "Arbitration Election"). Should Tenant fail timely to make the Arbitration Election, then Landlord's determination of the Prevailing Rate shall be conclusive.

Within twenty (20) days after the determination of the Prevailing Rate, Landlord shall prepare a reasonably appropriate amendment to this Lease setting forth all pertinent terms for the extension period and Tenant shall execute and return same to Landlord within ten (10) days. Should the Prevailing Rate not be established by the commencement of the extension period, then Tenant shall continue paying rent at the rate in effect during the month preceding such commencement, and a lump sum adjustment shall be made promptly upon the determination of such new rental.

If Tenant does not deliver the Exercise Notice by the date set forth above, then Tenant's right to extend the Term shell be extinguished and the Lease shall automatically terminate as of the then-current expiration date of the Term, without any extension and without any liability to Landlord. Any attempt to assign or transfer any right or interest created by this paragraph separate and apart from an authorized assignment of this Lease shall be void from its inception.


                    ARTICLE IV. RENT AND OPERATING EXPENSES

      SECTION 4.1. BASIC RENT. From and after the Commencement Date, Tenant shall pay to Landlord without deduction or offset a Basic Rent for the Premises on the total amount shown (including subsequent adjustments, if any) in Item 6 of the Basic Lease Provisions. The rent shall be due and payable in advance commencing on the Commencement Date (as prorated for any partial month) and continuing thereafter on the first day of each successive calendar month of the Term. No demand, notice or invoice shall be required. An installment of rent in the amount of one (1) full month's Basic Rent at the initial rate specified in
Item 6 of the Basic Lease Provisions shall be delivered to Landlord on or before April 1, 1999, and shall be applied against the Basic Rent first due hereunder.

      SECTION 4.2. OPERATING EXPENSE INCREASE.

            (a) Commencing twelve (12) months following the Commencement Date, Tenant shall compensate Landlord, as additional rent, for Tenant's proportionate shares of "Building Costs" and "Property Taxes," as those terms are defined below, incurred by Landlord in the operation of the Building and Project. Property Taxes and Building Costs are mutually exclusive and may be billed separately or in combination as determined by Landlord. Tenant's proportionate share of Property Taxes shall equal the product of the rentable floor area of the Premises multiplied by the difference of (i) Property Taxes per rentable square foot less (ii) the Property Tax Base set forth in Item 7 of the Basic Lease Provisions. Tenant's proportionate share of Building Costs shall equal the product of the rentable floor area of the Premises multiplied by the difference of (i) Building Costs per rentable square foot less (ii) the Building Cost Base set forth in Item 7 of the Basic Lease Provisions. Tenant acknowledges Landlord's rights to make changes or additions to the Project from time to time pursuant to Section
6.5 below, in which event the total rentable square footage within the Project may be adjusted. For convenience of reference, Property Taxes and Building Costs may sometimes be collectively referred to as "Operating Expenses"

            (b) Commencing prior to the start of the first full "Expense Recovery Period" of the Lease (as defined in Item 7 of the Basic Lease Provisions), and prior to the start of each full or partial Expense Recovery Period thereafter, Landlord shall give Tenant a written estimate of the amount of Tenant's proportionate shares of Building Costs and Property Taxes for the Expense Recovery Period or portion thereof. Commencing twelve (12) months following the Commencement Date, Tenant shall pay the estimated amounts to Landlord in equal monthly installments, in advance, with Basic Rent. If Landlord has not furnished its written estimate for any Expense Recovery Period by the time set forth above, Tenant shall continue to pay cost reimbursements at the rates established for the prior Expense Recovery Period, if any; provided that when the new estimate is delivered to Tenant, Tenant shall, at the next monthly payment date (but upon not less than thirty (30) days written notice to Tenant), pay any accrued cost reimbursements based upon the new estimate, which accrual shall not exceed six (6) months. Landlord may from time to time change the Expense Recovery Period to reflect a calendar year or a new fiscal year of Landlord, as applicable, in which event Tenant's share of Operating Expenses shall be equitably prorated for any partial year.

            (c) Within one hundred twenty (120) days after the end of each Expense Recovery Period, Landlord shall furnish to Tenant a statement showing in reasonable detail the actual or prorated Property Taxes and Building Costs incurred by Landlord during the period, and the parties shall within thirty (30) days thereafter make any payment or allowance necessary to adjust Tenant's estimated payments, if any, to Tenant's actual proportionate shares as shown by the annual statement. In connection therewith, any overpayment by Tenant of either category of Operating Expenses shall be credited against any underpayment of the other category. If Tenant has not made estimated payments during the Expense Recovery Period, any amount owing by Tenant pursuant to subsection (a) above shall be paid to Landlord within thirty (30) days after receipt of Landlord's statement. If actual Property Taxes or Building Costs allocable to Tenant during any Expense Recovery Period are less than the Property Tax Base or the Building Cost Base, respectively, Landlord shall not be required to pay the differential to Tenant. Should Tenant fail to object in writing to Landlord's determination of actual Operating Expenses within one hundred eighty (180) days following delivery of Landlord's expense statement, Landlord's determination of actual Operating Expenses for the applicable Expense Recovery Period shall be conclusive and binding on the parties.

            (d) Even though the Lease has terminated and the Tenant has vacated the Premises, when the final determination is made of Tenant's share of Property Taxes and Building Costs for the Expense Recovery Period in which the Lease terminates, Tenant shall within thirty (30) days following notice pay the entire increase due over the estimated expenses paid, subject to Tenant's audit right pursuant to Subsection (h) below. Conversely, any overpayment made in the event expenses decrease shall be rebated by Landlord to Tenant within thirty (30) days following final determination of Operating Expenses.

            (e) If, at any time during any Expense Recovery Period, any one or more of the Operating Expenses are increased to a rate(s) or amount(s) in excess of the rate(s) or amount(s) used in calculating the estimated expenses for the year, then Tenant's estimated share of Property Taxes or Building Costs, as applicable, shall be increased for the month in which the increase becomes effective and for all succeeding months by an amount equal to Tenant's proportionate share of the increase. Landlord shall give Tenant written notice of the amount or estimated amount of the increase, the month in which the increase will become effective, Tenant's monthly share thereof and the months for which the payments are due. Tenant shall pay the increase to Landlord as a part of Tenant's monthly payments of estimated expenses as provided in paragraph
(b) above, commencing with the month in which effective, but not less than thirty (30) days after Landlord's notice to Tenant of such increase.

            (f) Except for those items specifically excluded below, the term "Building Costs" shall include all expenses of operation and maintenance of the Building and the Project, together with all appurtenant Common Areas (as defined in Section 6.2), and shall include the following charges by way of illustration but not limitation: water and sewer charges; insurance premiums or reasonable premium equivalents should Landlord elect to self-insure any risk that Landlord is authorized to insure hereunder; license, permit, and inspection fees; heat; light; power; janitorial services; repairs; air conditioning; supplies; materials; equipment; tools; tenant services that are available for all tenants of the Project; programs instituted to comply with transportation management requirements; amortization of capital investments which produce a reduction in operating charges or energy conservation; amortization of capital investments necessary to bring the Building into compliance with applicable laws and building codes enacted subsequent to the completion of construction of the Building; labor; reasonably allocated wages and salaries, fringe benefits, and payroll taxes for administrative and other personnel directly applicable to the Building and/or Project, including both Landlord's personnel and outside personnel; any expense incurred pursuant to Sections 6.1, 6.2, 6.4, 7.2, and
10.2 and Exhibits B and C below; and a reasonable overhead/management fee not to exceed that paid by landlords of comparable first class office projects in the vicinity. It is understood that Building Costs shall include competitive charges for direct services provided by any subsidiary or division of Landlord. However, in addition to the items excluded in subsection (g) below, with respect only to the initial Premises leased hereunder (but not for any additional space leased by Tenant within another building), Building Costs shall exclude all charges for electricity, gas and water service to the Building (as opposed to the exterior Common Areas), which utility charges for the initial Premises shall be paid in full directly by Tenant as provided in Exhibit B. The term "Property Taxes" as used herein shall include the following: (i) all real estate taxes or personal property taxes, as such property taxes may be reassessed from time to time; and (ii) other taxes, charges and assessments which are levied with respect to this Lease or to the Building and/or the Project, and any improvements, fixtures and equipment and other property of Landlord located in the Building and/or the Project and used for the benefit of the Project, except that general net income and franchise taxes imposed against Landlord shall be excluded; and (iii) any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes, other than taxes covered by Article VIII; and (iv) costs and expenses incurred in contesting the amount or validity of any Property Tax by appropriate proceedings. A copy of Landlord's unaudited statement of expenses shall be made available to Tenant upon request. The Building Costs shall be extrapolated by Landlord to reflect the greater of ninety-five percent (95%) or actual occupancy of the rentable area of the Building.

            (g) The following shall be excluded from the Building Costs and Property Taxes for the purposes of this Section 4.2:

                (1) Costs of repairs, replacements or other work occasioned by fire, windstorm or other casualty, or the exercise by governmental authorities of the right of eminent domain, to the extent Landlord is entitled to receive insurance or condemnation proceeds therefor (or would have been entitled to such insurance proceeds if Landlord had carried the insurance required under this Lease, exclusive of commercially reasonable deductibles).

                (2) Leasing commissions, attorneys fees, costs, disbursements and other expenses incurred by Landlord or its agents in connection with negotiations for leases with tenants, other occupants or prospective tenants or other occupants of the Building, and similar costs incurred in connection with disputes with and/or enforcement of any leases with tenants, other occupants, or prospective tenants or other occupants of the Building.

                (3) "Tenant allowances", "tenant concessions", work letters, and other costs or expenses (including permit, license and inspection fees) incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for tenants or other occupants of the Building, or vacant, leasable space in the Building, including space planning/interior design fees for same.

                (4) Depreciation, other "non-cash" expense items or amortization, except as otherwise expressly permitted herein.

                (5) Costs of items that are properly capitalized in accordance with generally accepted accounting principles, consistently applied, except as otherwise expressly permitted herein.

                (6) Costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Project and which are not available to Tenant without specific charge therefor, but which are provided to another tenant or occupant of the Project whether, or not such other tenant or occupant is specifically charged therefor by Landlord.

                (7) Services, items and benefits for which Tenant or any other tenant or occupant of the Project specifically reimburses Landlord or for which Tenant or any other tenant or occupant of the Project pays third persons.

                (8) Costs or expenses (including fines, penalties and legal fees) incurred due to the violation by Landlord, its employees, agents and/or contractors, of any lease in the Project, and/or of any applicable laws, rules, regulations and codes of any federal, state, county, municipal or other governmental authority having jurisdiction over the Project that would not have incurred but for such violation by Landlord, its employees, agents and/or contractors, it being intended that each party shall be responsible for the costs resulting from its own violation of such leases and laws, rules, regulations and codes as same shall pertain to the Project; provided, however, that costs incurred to comply with laws, regulations or codes that become effective after the date of this Lease shall be includable in Operating Expenses.

                (9) Penalties for late payment of taxes, equipment leases, etc.

               (10) Costs directly resulting from the negligence or willful misconduct of Landlord, its employees, agents and/or contractors.

                (11) Payments in respect of overhead and/or profit to any subsidiary or affiliate of Landlord for services (other than the management fee) to the Project or for goods, supplies or other materials, to the extent that the costs of such services, goods, supplies and/or materials exceed the costs that would have been paid had the services, goods, supplies or materials been provided by parties unaffiliated with Landlord.

                (12) Payments of principal, finance charges or interest on debt or amortization on any mortgage, deed of trust or other debt, and rental payments (or increases in same) under any ground or underlying lease or leases (except to the extent the same may be made to pay or reimburse, or may be measured by, real estate taxes).

                (13) Except for the reasonable management fee, costs of Landlord's general overhead and general administrative expenses (individual, partnership or corporate, as the case may be).

                (14) Compensation paid to clerks, attendants or other persons in commercial concessions serving the general public (such as a snack bar, restaurant or newsstand, but exclusive of the parking facilities for the Project), if any, operated by Landlord or any subsidiary or affiliate of Landlord.

                (15) Rentals and other related expenses, if any, incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except equipment which is used in providing janitorial, maintenance or emergency services and which is not affixed to the Project.

                (16) Advertising and promotional expenses, including costs of tenant identity signage (other than the cost of maintaining building directories).

                (17) Costs or expenses for sculpture, paintings or other works of art, including costs incurred with respect to the purchase, ownership, leasing, showing, promotion, repair and/or maintenance of same.

                (18) Costs for which Landlord is compensated through or reimbursed by insurance or other means of recovery.

                (19) Costs of correcting or repairing defects in the Project and/or any associated garage facilities of the Project and/or equipment, or the replacement of defective equipment, to the extent such costs are covered by warranties of manufacturers, suppliers or contractors, or are otherwise borne by parties other than Landlord.

                (20) Contributions to operating expense reserves.

                (21) Contributions to charitable or political organizations.

                (22) Costs incurred in removing the property of former tenants and/or other occupants of the Building.

                (23) Costs or fees relating to the defense of Landlord's title to or interest in the Building.

                (24) Compensation in the form of wages, salaries and such other compensation and benefits, as well as any adjustments thereto, for all employees and personnel of Landlord above the level of the on-premises Project manager (if applicable); provided that Operating Expenses may include an equitable allocation of the wages, salaries and other compensation and benefits of Landlord's employees and personnel (up to the level of senior portfolio manager) that work on the Project and on other projects, including, without limitation, those being periodically developed, managed and/or operated by Landlord, in addition to the Project.

                (25) Taxes payable by Landlord other than the Property Taxes payable with respect to Landlord's ownership of the Building and/or the Project.

                (26) Amortization charges on account of any capital expenditure incurred by Landlord to affect an annual net reduction in the Operating Expenses of the Building to the extent that such charge (inclusive of financing costs, all amortized over the reasonable life at the capital investment item) exceeds the anticipated savings in Operating Expenses attributable to such expenditures in any given year.

                (27) Any other expense which, under generally accepted accounting principles, consistently applied, would not be considered to be a normal maintenance or operating expense of the Building.

                (28) Costs for any new category of Operating Expenses which was not included in either the Building Cost Base or Property Tax Base unless either (i) the new category is commercially reasonable for first-class office buildings comparable to the Project or (ii) the Building Cost Base or Property Tax Base, as applicable, is grossed up to include the first year's cost of such new expense category.

                (29) Costs arising from disputes, claims or potential disputes to the extent not typically included in Operating Expenses by landlords of comparable office projects.

                (30) Costs of effecting compliance with the requirements of any applicable law in existence at the time of construction of the Building.

                (31) Costs of premiums for earthquake insurance unless either
(i) the Building Cost Base already includes earthquake insurance coverage or
(ii) the Building Cost Base is thereupon grossed up to include the first year's cost of such insurance.

In no event shall Landlord collect Operating Expenses from all tenants of the Project during any Expense Recovery Period that total in excess of one hundred percent (100%) of the actual Operating Expenses incurred by Landlord during that Expense Recovery Period.

            (h) Provided Tenant is not then in default hereunder beyond any applicable notice and cure period, Tenant shall have the right to cause a certified public accountant to audit Operating Expenses by inspecting Landlord's ledger accounts not more than once during any Expense Recovery Period. Tenant shall give notice to Landlord of Tenant's intent to audit within one hundred eighty (180) days after Tenant's receipt of Landlord's expense statement which sets forth Landlord's actual Operating Expenses; provided, however, that Tenant shall have until the date that is thirty (30) months following the Commencement Date to initiate an audit of Landlord's Base Year expenses. Any audit by Tenant shall be conducted at a mutually agreeable time during normal business hours at the office of Landlord or its management agent where such accounts are maintained. If Tenant's audit determines that actual Operating Expenses have been overstated by more than four percent (4%), then subject to Landlord's right to review and/or contest the audit results, Landlord shall reimburse Tenant for the reasonable out-of-pocket costs of such audit. Tenant's rent shall be appropriately adjusted to reflect any overstatement in Operating Expenses. In addition, if any component of Operating Expenses is determined to be either inappropriate or excessive during an Expense Recovery Period, and if the Building Cost Base or Property Tax Base also included such component, then the appropriate Base shall concurrently be adjusted if and to the extent appropriate. In the event of a dispute between Landlord and Tenant regarding the results of such audit, either party may elect to submit the matter for binding arbitration pursuant to Section 14.7(b) below. All of the information obtained by Tenant and/or its auditor in connection with such audit, as well as any compromise, settlement or adjustment reached between Landlord and Tenant as a result thereof, shall be held in strict confidence and, except as may be required pursuant to litigation, shall not be disclosed to any third party, directly or indirectly, by Tenant or its auditor or any of their officers, agents or employees. Landlord may require Tenant's auditor to execute a separate confidentiality agreement affirming the foregoing as a condition precedent to any audit.

      SECTION 4.3. SECURITY DEPOSIT. Concurrently with Tenant's delivery of this Lease, Tenant shall deposit with Landlord the sum, if any, stated in Item 9 of the Basic Lease Provisions (the "Security Deposit"), to be held by Landlord as security for the full and faithful performance of Tenant's obligations under this Lease to pay any rent as and when due, including without limitation such additional rent as may be owing under any provision hereof, and to maintain the Premises as required by Sections 7.1 and 15.3. Upon any breach of those obligations by Tenant, Landlord may apply all or part of the Security Deposit as full or partial compensation. If any portion of the Security Deposit is so applied, Tenant shall within five (5) days after written demand by Landlord deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant fully performs its obligations under this Lease, the Security Deposit or any balance thereof shall be returned to Tenant or, at Landlord's option, to the last assignee of Tenant's interest in this Lease.


                                ARTICLE V. USES

      SECTION 5.1. USE. Tenant shall use the Premises only for the purposes stated in Item 3 of the Basic Lease Provisions. The parties agree that any contrary use shall be deemed to cause material and irreparable harm to Landlord and shall entitle Landlord to injunctive relief in addition to any other available remedy. Tenant shall not do or permit anything to be done in or about the Premises which will in any way interfere with the rights or quiet enjoyment of other occupants of the Building or the Project, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant permit any nuisance or commit any waste in the Premises or the Project. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any insurance policy(ies) covering the Building, the Project and/or their contents, and shall comply with all applicable insurance underwriters rules and the requirements of the Pacific Fire Rating Bureau or any other organization performing a similar function. Tenant shall comply at its expense with all present and future laws, ordinances and requirements of all governmental authorities that pertain to Tenant's specific improvement or use of the Premises, including without limitation all federal and state occupational health and safety and handicap access requirements, whether or not Tenant's compliance will necessitate expenditures or interfere with its use and enjoyment of the Premises; conversely, should any such expenditure be required of any general office user of the Premises, then Landlord shall be responsible for making the necessary alterations of the Premises, subject to inclusion of the cost thereof in Operating Expenses. Tenant shall not generate, handle, store or dispose of hazardous or toxic materials (as such materials may be identified in any federal, state or local law or regulation) in the Premises or Project without the prior written consent of Landlord; provided that the foregoing shall not be deemed to proscribe the use by Tenant of customary office supplies in normal quantities so long as such use comports with all applicable laws. Tenant agrees that it shall promptly complete and deliver to Landlord any disclosure form regarding hazardous or toxic materials that may be required by any governmental agency. Tenant shall also, from time to time upon request by Landlord, execute such affidavits concerning Tenant's best knowledge and belief regarding the presence of hazardous or toxic materials in the Premises. Landlord shall have the right at any time to perform an assessment of the environmental condition of the Premises and of Tenant's compliance with this Section. As part of any such assessment, Landlord shall have the right, upon reasonable prior notice to Tenant, to enter and inspect the Premises and to perform tests, provided those tests are performed in a manner that minimizes disruption to Tenant. Tenant will cooperate with Landlord in connection with any assessment by, among other things, promptly responding to inquiries and providing relevant documentation and records. The reasonable cost of the assessment/testing shall be reimbursed by Tenant to Landlord if such assessment/testing determines that Tenant failed to comply with the requirements of this Section. In all events Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of hazardous or toxic materials caused by Tenant, its agents, employees, contractors, subtenants or licensees. Should any hazardous or toxic material be discovered in the Premises that was not introduced by Tenant, its employees, agents, contractors or subtenants, and should Landlord be legally required to remediate same, then Landlord shall be responsible for such remediation and shall indemnify Tenant against any liability in connection therewith. The foregoing covenants shall survive the expiration or earlier termination of this Lease.

      SECTION 5.2. SIGNS.

            (a) Because the initial Premises constitutes the entire rentable area of the Building, Tenant shall be allotted, at Tenant's expense, all of the lobby directory strips for that Building, except for those strips needed by Landlord for building information, property management and other administrative purposes. Should Tenant lease additional space in any other building, Tenant shall, at its expense, be entitled to one (1) lobby directory strip for every 2,000 rentable square feet leased.

            (b) Tenant shall, at its expense, be allowed to install in the initial Building signage consisting of Tenant's name and logo on the interior lobby walls, provided that the specifications and manner of installation of the signage shall be subject to Landlord's reasonable approval. Tenant shall be solely responsible for the cost of maintaining that signage, and shall cause the same to be promptly removed at Tenant's expense at such time as Tenant ceases to lease the entire building. Tenant shall repair any damage to the walls or any other portion of the Building resulting from such removal. Should Tenant lease additional space in any other building within the Project, Tenant shall have the right to install, at Tenant's expense, building standard signage adjacent to the entry door of such additional space, which signage shall be ordered through Landlord; provided that should Tenant lease over fifteen thousand (15,000) rentable square feet hereunder in that other building, then Tenant shall also be afforded exterior primary or secondary signage on that building if such signage is then available. Except as provided in Subsection (c) below, Tenant shall not place or allow to be placed any other sign, decoration or advertising matter of any kind that is visible from the exterior of the Premises. Any violating sign or decoration may be immediately removed by Landlord at Tenant's expense without notice and without the removal constituting a breach of this Lease or entitling Tenant to claim damages.

            (c) Tenant shall have the right to install exterior signage on two
(2) sides of the initial Building to be leased in its entirety to Tenant, which signage shall consist only of the name "PIMCO" or a derivation thereof. The specifications, location and design of such signage shall be subject to the prior approval of both Landlord and the City of Newport Beach, and shall be subject to Landlord's Sign Criteria for the Project. Installation, insurance. and maintenance of such signage shall be at Tenant's sole cost and expense. Tenant's signage right shall belong solely to Pacific Management Company, and may not be transferred or assigned to other than a Tenant Affiliate without Landlord's prior written consent, which may be withheld by Landlord in Landlord's reasonable discretion. At such time as Tenant ceases to occupy (exclusive of any subtenant) at least one full floor of the initial Premises, then Tenant shall promptly remove the exterior signage at Tenant's expense. Such removal shall be at Tenant's sole expense, and Tenant shall bear the cost of any resulting repairs to the Building that are reasonably necessary due to the removal.

                         ARTICLE VI. LANDLORD SERVICES

            SECTION 6.1. UTILITIES AND SERVICES. Landlord shall furnish to the Premises the utilities and services described in Exhibit B, subject to the conditions and payment obligations and standards set forth in this Lease. Landlord shall not be liable for any failure to furnish any services or utilities when the failure is the result of any accident or other cause beyond Landlord's reasonable control, nor shall Landlord be liable for damages resulting from power surges or any breakdown in telecommunications facilities or services. Landlord's temporary inability to furnish any services or utilities shall not entitle Tenant to any damages, relieve Tenant of the obligation to pay rent or constitute a constructive or other eviction of Tenant, except that Landlord shall diligently attempt to restore the service or utility promptly; provided that if the Premises are rendered untenantable for more than five (5) consecutive business days due to a utility service interruption, then rent hereunder shall abate from and after the sixth (6th) business day until the service is restored. Tenant shall comply with all reasonable rules and regulations which Landlord may reasonably establish for the provision of services and utilities, and shall cooperate with all reasonable conservation practices established by Landlord. Landlord shall at all reasonable times have free access to all electrical and mechanical installations of Landlord.

            SECTION 6.2. OPERATION AND MAINTENANCE OF COMMON AREAS. During the Term, Landlord shall operate in a first-class manner all Common Areas within the Building and the Project. The term "Common Areas" shall mean all areas within the Building and other buildings in the Project which are not held for exclusive use by persons entitled to occupy space, and all other appurtenant areas and improvements provided by Landlord for the common use of Landlord and tenants and their respective employees and invitees, including without limitation parking areas and structures, driveways, sidewalks, landscaped and planted areas, hallways and interior stairwells not located within the premises of any tenant, common entrances and lobbies, elevators, and restrooms not located within the premises of any tenant.

            SECTION 6.3. USE OF COMMON AREAS. The occupancy by Tenant of the Premises shall include the use of the Common Areas in common with Landlord and with all others for whose convenience and use the Common Areas may be provided by Landlord, subject, however, to compliance with all reasonable and non-discriminatory rules and regulations as are prescribed from time to time by Landlord. Landlord shall at all times during the Term have exclusive control of the Common Areas, and may restrain any use or occupancy, except as authorized by Landlord's rules and regulations. Tenant shall keep the Common Areas clear of any obstruction or unauthorized use related to Tenant's operations. Landlord may temporarily close any portion of the Common Areas for repairs, remodeling and/or alterations, to prevent a public dedication or the accrual of prescriptive rights, or for any other reasonable purpose so long as Tenant's use of the Premises is not materially adversely affected.

            SECTION 6.4. PARKING. Landlord shall make available for use by Tenant up to four (4) parking stalls for every 1,000 usable square feet of space leased hereunder by Tenant (the "Allotted Stalls") at no monthly stall charge during the initial Lease Term. With respect to the initial Premises and the Must Take Space, up to ten percent (10%) of that allotted parking shall be reserved in a location designated by Landlord and reasonably acceptable to Tenant; the remainder of the Allotted Stalls shall be unreserved. It is understood, however, that Landlord may require that all of those reserved stalls, including those allotted with respect to the Must Take Space, be situated in the Parking Area for the Initial Building until such time (if ever) that Landlord grants reserved parking to a third party tenant of the Adjacent Building. The Allotted Stalls shall be provided in accordance with Exhibit C to this Lease. In addition to the foregoing, Tenant shall be afforded the license to utilize, on a month-to-month basis, up to One Hundred (100) parking stalls located on the rooftop level of the parking structure for the building located at 810 Newport Center Drive in Newport Beach (the "Additional Stalls"), subject to the monthly availability of such stalls as determined by Landlord. The terms of that license shall be set forth in a reasonable parking license agreement prepared by Landlord and executed by the parties. Tenant shall pay Landlord's asking rate from time to time for the Additional Stalls; provided that the rate shall be Sixty-Five Dollars ($65.00) per stall per month during the initial twelve (12) months of the license. If requested by Landlord, Tenant shall cooperate with Landlord's parking control methods to provide assurance that the rooftop parking requirement is being observed, which methods may include attaching stickers to employees' cars.

            SECTION 6.5. CHANGES AND ADDITIONS BY LANDLORD. Landlord reserves the right to make alterations or additions the Building or the Project, or to the attendant fixtures, equipment and Common Areas, provided that Tenant's proportionate share of Operating Expense shall not thereby be increased on a percentage basis. No change shall entitle Tenant to any abatement of rent or other claim against Landlord, provided that the change does not deprive Tenant of reasonable access to or use of the Premises.

                     ARTICLE VII. MAINTAINING THE PREMISES

            SECTION 7.1. TENANT'S MAINTENANCE AND REPAIR. Subject to Landlord providing the services required pursuant to Exhibit B and Section 7.2, Tenant at its sole expense shall make all repairs necessary to keep the Premises in the condition as existed on the Commencement Date (or on any later date that the improvements may have been installed), excepting ordinary wear and tear. All repairs shall be at least equal in quality to the original work, shall be made only by a licensed, bonded contractor approved in writing in advance by Landlord and shall be made only at the time or times approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Any contractor utilized by Tenant shall be subject to Landlord's standard requirements for contractors, as modified from time to time. Landlord may impose reasonable restrictions and requirements with respect to repairs, as provided in Section 7.3, and the provisions of Section 7.4 shall apply to all repairs. Alternatively, should Tenant fail to make a repair within thirty (30) days following notice from Landlord, Landlord may elect to make any such repair on behalf of Tenant and at Tenant's expense, and Tenant shall promptly reimburse Landlord as additional rent for all costs incurred upon submission of an invoice. Each party hereto agrees to cooperate with the other party as appropriate in assigning or enforcing applicable third party warranties for maintenance or repair.

      SECTION 7.2. LANDLORD'S MAINTENANCE AND REPAIR.

            (a) Subject to Section 10.3 and Article XI, Landlord shall provide service, maintenance and repair with respect to any air conditioning, ventilating or heating equipment which serves the Premises (exclusive of any supplemental HVAC equipment installed by or at the request of Tenant) and shall maintain in good repair the roof, roof membrane, foundations, footings, the exterior surfaces of the exterior walls of the Building, and the structural, electrical and mechanical systems. Landlord shall have the right to employ or designate any reputable person or firm, including any employee or agent of Landlord or any of Landlord's affiliates or divisions, to perform any service, repair or maintenance function. Landlord need not make any other improvements or repairs except as specifically required under this Lease, and nothing contained in this Section shall limit Landlord's right to reimbursement from Tenant for maintenance, repair costs and replacement costs as provided elsewhere in this Lease. Tenant understands that it shall not make repairs at Landlord's expense or by rental offset.

            (b) Except as provided in Sections 6.1 above and 11.1 and 12.1 below, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements to any portion of the Building, including repairs to the Premises, nor shall any related activity by Landlord constitute an actual or constructive eviction; provided, however, that in making repairs, alterations or improvements, Landlord shall interfere as little as reasonably practicable with the conduct of Tenant's business in the Premises.

      SECTION 7.3. ALTERATIONS. Except for cosmetic alterations to the interior of the Premises which cost less than Fifty Thousand Dollars ($50,000.00) and which do not affect the structural, electrical, mechanical or fire/life safety systems of the Building, are not visible from the exterior of the Premises, and do not otherwise require a permit (the "Authorized Alterations"), Tenant shall make no alterations, additions or improvements to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Landlord may impose, as a condition to its consent, any requirements that Landlord in its discretion may deem reasonable or desirable, including but not limited to reasonable requirements as to the manner, time, and contractor for performance of the work. Without limiting the generality of the foregoing, Tenant shall use Landlord's designated mechanical and electrical contractors for all work affecting the mechanical or electrical systems of the Building, provided that the fees of such designated contractors are generally competitive with other contractors of like quality and experience. Tenant shall obtain all required permits for the work and shall perform the work in compliance with all applicable laws, regulations and ordinances, and Landlord shall be entitled to a supervision fee in the amount of five percent (5%) of the cost of the work. Under no circumstances shall Tenant make any improvement which incorporates asbestos-containing construction materials into the Premises. Any request for Landlord's consent shall be made in writing and shall contain architectural plans describing the work in detail reasonably satisfactory to Landlord. Unless Landlord otherwise agrees in writing, all alterations, additions or improvements affixed to the Premises (excluding moveable trade fixtures and furniture) shall become the property of Landlord and shall be surrendered with the Premises at the end of the Term, except that Landlord may, by notice to Tenant given at the time of Landlord's consent to the alteration or improvement, require Tenant to remove by the Expiration Date, or sooner termination date of this Lease, all or any alterations, decorations, fixtures, additions, improvements and the like installed either by Tenant or by Landlord at Tenant's request and to repair any damage to the Premises arising from that removal. Landlord may require Tenant to remove an improvement provided as part of the initial build-out pursuant to
Exhibit X, if any, if and only if the improvement is a non-building standard item and Tenant is notified of the requirement prior to the build-out. Except as otherwise provided in this Lease or in any Exhibit to this Lease, should Landlord make any alteration or improvement to the Premises at the request of Tenant, Landlord shall be entitled to prompt reimbursement from Tenant for all costs incurred.

      SECTION 7.4. MECHANIC'S LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. Upon request by Landlord, Tenant shall promptly cause any such lien to be released by posting a bond in accordance with California Civil Code Section 3143 or any successor statute. In the event that Tenant shall not, within thirty (30) days following the imposition of any lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other available remedies, the right to cause the lien to be released by any means it deems proper, including payment of or defense against the claim giving rise to the lien. All expenses so incurred by Landlord, including Landlord's


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attorneys' fees, shall be reimbursed by Tenant promptly following Landlord's demand, together with interest from the date of payment by Landlord at the rate of ten percent (10%) per annum until paid. Tenant shall give Landlord no less than ten (10) days' prior notice in writing before commencing construction of any kind on the Premises so that Landlord may post and maintain notices of nonresponsibility on the Premises.

      SECTION 7.5. ENTRY AND INSPECTION.

            (a) Subject to the provisions of Subsection (b) below, Landlord shall at all reasonable times, upon reasonable prior written or oral notice to Tenant (except in emergencies or to supply normal janitorial services), have the right to enter the Premises to inspect them, to supply services in accordance with this Lease, to protect the interests of Landlord in the Premises, to make repairs and renovations as reasonably deemed necessary by Landlord, and to submit the Premises to prospective or actual purchasers or encumbrance holders (or, during the last one hundred and eighty (180) days of the Term, as extended, or when an uncured Tenant default exists, to prospective tenants), all without being deemed to have caused an eviction of Tenant and without abatement of rent except as provided elsewhere in this Lease. Landlord shall at all times have and retain a key which unlocks all of the doors in the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open the doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord shall not under any circumstances be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises.

            (b) Tenant may in good faith, and for legitimate security purposes, designate certain limited portions of the Premises as "Secured Areas", subject to Landlord's reasonable approval. Tenant may restrict Landlord's access to the Secured Areas except in the event of an emergency or unless Landlord provides Tenant with 24-hour advance written or oral notice of a desired entry. Tenant shall have the right to accompany Landlord during any such entry. Landlord shall not have any obligation to provide janitorial services to the Secured Areas unless Tenant provides reasonable access thereto for the janitorial personnel.

      SECTION 7.6. SPACE PLANNING AND SUBSTITUTION. Should Tenant at any time lease space within the Project that does not consist of all of the rentable area of the applicable building floor (the "Partial Floor Space"), then Landlord shall have the right, upon providing not less than forty-five (45) days written notice, to move Tenant from that Partial Floor Space to other space of comparable size in the Project. The new space shall be provided with improvements of comparable quality to those within the Partial Floor Space. Landlord shall pay the reasonable out-of-pocket costs to relocate and reconnect Tenant's personal property and equipment within the new space; provided that Landlord may elect to cause such work to be done by its contractors. Landlord shall also reimburse Tenant for such other reasonable out-of-pocket costs that Tenant may incur in connection with the relocation, including without limitation necessary stationery revisions, provided that a reasonable estimate thereof is given to Landlord within twenty (20) days following Landlord's notice. In no event, however, shall Landlord be obligated to incur or fund total relocation costs, exclusive of tenant improvement expenditures, in an amount in excess of two (2) months of Basic Rent in the amount then payable hereunder for the Partial Floor Space. Within ten (10) days following request by Landlord, Tenant shall execute an amendment to this Lease prepared by Landlord to memorialize the relocation.


           ARTICLE VIII. TAXES AND ASSESSMENTS ON TENANT'S PROPERTY

      Tenant shall be liable for and shall pay before delinquency, all taxes and assessments levied against all personal property of Tenant located in the Premises. When possible Tenant shall cause its personal property to be assessed and billed separately from the real property of which the Premises form a part. If any taxes on Tenant's personal property are levied against Landlord or Landlord's property and if Landlord pays the same, or if the assessed value of Landlord's property is increased by the inclusion of a value placed upon the personal property of Tenant and if Landlord pays the taxes based upon the increased assessment, Tenant shall pay to Landlord the taxes so levied against Landlord or the proportion of the taxes resulting from the increase in the assessment.


                     ARTICLE IX. ASSIGNMENT AND SUBLETTING

      SECTION 9.1. RIGHTS OF PARTIES.

            (a) Notwithstanding any provision of this Lease to the contrary, Tenant will not, either voluntarily or by operation of law, assign, sublet encumber, or otherwise transfer all or any part of Tenant's interest in this lease, or permit the Premises to be occupied by anyone other than Tenant, or its employees, agents or Tenant Affiliates, without Landlord's prior written consent, which consent shall not unreasonably be withheld in accordance with the provisions of Section 9.1.(c). No assignment (whether voluntary, involuntary or by operation of law) and no subletting shall be valid or effective without Landlord's prior written consent and, at Landlord's election, shall constitute a material default of this Lease. Landlord shall not be deemed to have given its consent to any assignment or subletting by any other course of action, including its acceptance of any name for listing in the Building directory. To the extent not prohibited by provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code"), including Section 365(f)(1), Tenant on behalf of itself and its creditors, administrators and assigns waives


                                       15
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the applicability of Section 365(e) of the Bankruptcy Code unless the proposed assignee of the Trustee for the estate of the bankrupt meets Landlord's standard for consent as set forth in Section 9.1(c) of this Lease. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations to be delivered in connection with the assignment shall be delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed to have assumed all of the obligations arising under this Lease on and after the date of the assignment, and shall upon demand execute and deliver to Landlord an instrument confirming that assumption.

            (b) If Tenant is a corporation, or is an unincorporated association or partnership, the transfer of any stock or interest in the corporation, association or partnership which results in a change in the voting control of Tenant shall be deemed an assignment within the meaning and provisions of this Article; provided that the foregoing shall not apply to any stock transfer through a national stock exchange or by a public offering or private placement of additional securities if Tenant is a publicly-held corporation. In addition, any change in the status of the entity, such as, but not limited to, the withdrawal of a general partner, shall be deemed an assignment within the meaning of this Article.

            (c) If Tenant desires to transfer an interest in this Lease, it shall first notify Landlord of its desire and shall submit in writing to Landlord:(i) the name and address of the proposed transferee;(ii) the nature of any proposed subtenant's or assignee's business to be carried on in the Premises; and (iii) the terms and provisions of any proposed sublease or assignment. Except as provided in Subsection (d) of this Section, Landlord shall not unreasonably withhold its consent where such consent is required, provided:
(1)the use of the Premises will be consistent with the provisions of this Lease and with Landlord's commitment to other tenants of the Building and Project;
(2)fifty percent (50%) of any excess rent received by the Tenant from the assignment or subletting, whether during or after the Term of this Lease, shall be paid to Landlord when received after first deducting the reasonable out-of-pocket costs incurred by Tenant in effecting the transfer, (3) any proposed subtenant or assignee demonstrates that it is financially responsible by submission to Landlord of all reasonable information as Landlord may request concerning the proposed subtenant or assignee, including, but not limited to, a balance sheet of the proposed subtenant or assignee as of a date within ninety
(90) days of the request for Landlord's consent and statements of income or profit and loss of the proposed subtenant or assignee for the last fiscal year preceding the request for Landlord's consent, it being understood that a transferee with a net worth (exclusive of good will and other intangible assets) of at least Ten Million Dollars ($10,000,000) shall be deemed financially responsible for purposes of this Article; (4) any proposed subtenant or assignee demonstrates to Landlord's reasonable satisfaction a record of successful experience in business; and (5) the proposed assignee or subtenant is neither an existing tenant of the Building or Project nor a prospective tenant with whom Landlord is then actively negotiating (except that this limitation shall not be enforced by Landlord if it does not then have sufficient available space in the Project to accommodate the proposed transferee). If Landlord consents to the proposed transfer, Tenant may within one hundred eighty (180) days after the date of the consent effect the transfer upon the terms described in the information furnished to Landlord; provided that any material change in the terms shall be subject to Landlord's consent as set forth in this Section. Landlord shall approve or disapprove any requested transfer within ten (10) business days following receipt of Tenant's written request and the information set forth above. Tenant shall pay to Landlord a transfer fee of Five Hundred Dollars ($500.00) if and when any transfer requested by Tenant is approved.

            (d) Notwithstanding the provisions of Subsection (c) above, in lieu of consenting to a proposed assignment of this Lease or a subletting of all of the space then being leased by Tenant on any floor within the Project, Landlord may, within ten (10) business days following receipt of Tenant's written request and the information set forth above, elect to terminate this Lease as to the portion of the Premises proposed to be subleased or assigned with a proportionate abatement in the rent payable under this Lease, effective on the date that the proposed sublease or assignment would have become effective. Landlord may thereafter, at its option, assign or re-let any space so recaptured to any third party, including without limitation the proposed transferee of Tenant. Should Landlord exercise its rights under this Subsection (d), then Tenant may, by written notice to Landlord given within five (5) business days following such exercise by Landlord, elect to rescind its request to assign or sublet the Premises, as applicable, in which event Landlord's recapture election shall be null and void and Tenant shall not effect its proposed transfer.

            (e) Notwithstanding the foregoing, Tenant may, without Landlord's consent but with concurrent written notice to Landlord, assign this Lease or sublet the Premises to any entity that (i) results from a merger or consolidation with Tenant, (ii) succeeds to the business and assets of Tenant, or (iii) controls, is controlled by, or is under common control with, Tenant (respectively "Tenant Affiliate"). Any transfer to a Tenant Affiliate shall not be subject to the recapture, transfer fee, or rent sharing requirements, set forth above in this Article.

      SECTION 9.2. EFFECT OF TRANSFER. No subletting or assignment, even with the consent of Landlord or to a Tenant Affiliate, shall relieve Tenant, or any successor-in-interest to Tenant hereunder, of its obligation to pay rent and to perform all its other obligations under this Lease. Moreover, Tenant shall indemnify and hold Landlord harmless, as provided in Section 10.3, for any negligence or willful misconduct by an assignee or subtenant. Each assignee, other than Landlord, shall be deemed to assume all obligations of Tenant under this Lease and shall be liable jointly and severally with Tenant for the payment of all rent, and for the due performance of all of Tenant's obligations, under this Lease. Such joint and several liability shall not be discharged or impaired by any subsequent modification or extension of this Lease. No transfer shall be binding on Landlord unless any document memorializing the transfer is delivered to Landlord and, except for a transfer to a Tenant Affiliate, both the assignee/subtenant and

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

Tenant deliver to Landlord an executed consent to transfer instrument prepared by Landlord and consistent with the requirements of this Article. The acceptance by Landlord of any payment due under this Lease from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any transfer. Consent by Landlord to one or more transfers shall not operate as a waiver or estoppel to the future enforcement by Landlord of its rights under this Lease. In addition to the foregoing, no change in the status of Tenant or any party jointly and severally liable with Tenant as aforesaid (e.g., by conversion to a limited liability company or partnership) shall serve to abrogate the liability of any person or entity for the obligations of Tenant, including any obligations that may be incurred by Tenant after the status change by exercise of a preexisting right in this Lease.

      SECTION 9.3. SUBLEASE REQUIREMENTS. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be included in each sublease:

            (a) Tenant hereby irrevocably assigns to Landlord all of Tenant's interest in all rentals and income arising from any sublease of the Premises, and Landlord may collect such rent and income and apply same toward Tenant's obligations under this Lease; provided, however, that until a default occurs (i.e., after notice and failure to timely cure) in the performance of Tenant's obligations under this Lease, Tenant shall have the right to receive and collect the sublease rentals. Landlord shall not, by reason of this assignment or the collection of sublease rentals, be deemed liable to the subtenant for the performance of any of Tenant's obligations under the sublease. Tenant hereby irrevocably authorizes and directs any subtenant, upon receipt of a written notice from Landlord stating that an uncured default exists in the performance of Tenant's obligations under this Lease, to pay to Landlord all sums then and thereafter due under the sublease, subject to Section 9.1(c). Tenant agrees that the subtenant may rely on that notice without any duty of further inquiry and notwithstanding any notice or claim by Tenant to the contrary. Tenant shall have no right or claim against the subtenant or Landlord for any rentals so paid to Landlord. In the event Landlord collects amounts from subtenants that exceed the total amount then due from Tenant hereunder, Landlord shall promptly remit the excess to Tenant.

            (b) In the event of the termination of this Lease, Landlord may, at its sole option, take over Tenant's entire interest in any sublease and, upon notice from Landlord, the subtenant shall attorn to Landlord. In no event, however, shall Landlord be liable for any previous act or omission by Tenant under the sublease or for the return of any advance rental payments or deposits under the sublease that have not been actually delivered to Landlord, nor shall Landlord be bound by any sublease modification executed without Landlord's consent or for any advance rental payment by the subtenant in excess of one month's rent. The general provisions of this Lease, including without limitation those pertaining to insurance and indemnification, shall be deemed incorporated by reference into the sublease despite the termination of this Lease.

            (c) Tenant agrees that Landlord may, at its sole option, authorize a subtenant of the Premises to cure a default by Tenant under this Lease. Should Landlord accept such cure, the subtenant shall have a right of reimbursement and offset from and against Tenant under the applicable sublease.


                       ARTICLE X. INSURANCE AND INDEMNITY

      SECTION 10.1. TENANT'S INSURANCE. Tenant, at its sole cost and expense, shall provide and maintain in effect the insurance described in Exhibit D. Evidence of that insurance must be delivered to Landlord prior to the Commencement Date.

      SECTION 10.2. LANDLORD'S INSURANCE. Landlord shall provide the following types of insurance, with or without deductible and in amounts and coverages as may be reasonably determined by Landlord: "all risk" property insurance, subject to standard exclusions, covering the Building or Project, and such other risks as Landlord or its mortgagees may from time to time deem appropriate, and commercial general liability coverage. Landlord shall not be required to carry insurance of any kind on Tenant's leasehold improvements, trade fixtures, furnishings, equipment, interior plate glass, signs and all other items of personal property, and shall not be obligated to repair or replace that property should damage occur. All proceeds of insurance maintained by Landlord upon the Building and Project shall be the property of Landlord, whether or not Landlord is obligated to or elects to make any repairs.

      SECTION 10.3. INDEMNITY.

            (a) To the fullest extent permitted by law, but subject to
Section 10.4, Tenant shall defend, indemnify and hold harmless Landlord, its agents, lenders, and any and all [ILLEGIBLE] of Landlord, from and against any and all claims, liabilities, costs or expenses arising either before or after the Commencement Date from any default in the performance of any obligation on Tenant's part to be performed under this Lease, or from any willful misconduct or negligence of Tenant or its agents, employees, subtenants, or contractors. Landlord may, at its option, require Tenant to assume Landlord's defense in any action covered by this Section through counsel reasonably satisfactory to Landlord.

            (b) To the fullest extent permitted by law, but subject to Section 10.4, Landlord shall indemnify and hold harmless Tenant from and against any and all claims, liabilities, costs or expenses arising either before or after the Commencement Date from any default in the performance of Landlord's obligations hereunder or from the negligence or willful misconduct of Landlord or its agents, employees or contractors.

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      SECTION 10.4. WAIVER OF SUBROGATION. Landlord and Tenant each hereby waives all rights of recovery against the other on account of loss and damage occasioned to the property of such waiving party to the extent that the waiving party is entitled to proceeds for such loss and damage under any "all risk" property insurance policies carried or otherwise required to be carried by this Lease. By this waiver it is the intent of the parties that neither Landlord nor Tenant shall be liable to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage insured against under any "all-risk" property insurance policies, even though such loss or damage might be occasioned by the negligence of such party, its agents, employees, contractors or invitees. The foregoing waiver by Tenant shall also inure to the benefit of Landlord's management agent for the Building.


                       ARTICLE XI. DAMAGE OR DESTRUCTION

      SECTION 11.1. RESTORATION.

            (a) If a Building of which any portion of the Premises is a part is damaged as the result of an event of casualty, Landlord shall repair that damage as soon as reasonably possible unless:(i)Landlord reasonably determines that the cost of repair would exceed ten percent (10%) of the full replacement cost of the Building ("Replacement Cost") and the damage is not caused by a risk covered by Landlord's fire and extended coverage insurance (or by a normal extended coverage policy should Landlord fail to carry that insurance); or (ii) Landlord reasonably determines that the cost of repair would exceed twenty-five percent (25%) of the Replacement Cost; or (iii) Landlord reasonably determines that the cost of repair would exceed ten percent (10%) of the Replacement Cost and the damage occurs during the final twelve (12) months of the Term (as the Term may be extended pursuant to Section 3.3). Should Landlord elect not to repair the damage for one of the preceding reasons, Landlord shall so notify Tenant in the "Casualty Notice" (as defined below), and this Lease shall terminate as to the portion of the Premises situated in the affected Building as of the date of delivery of that notice.

            (b) As soon as reasonably practicable following the casualty event but not later than thirty (30) days thereafter, Landlord shall notify Tenant in writing ("Casualty Notice") of Landlord's election, if applicable, to terminate as set forth in Subsection (a) above. Absent such termination election, the Casualty Notice shall set forth the anticipated period for repairing the casualty damage. If the anticipated repair period exceeds seven (7) months and if the damage is so extensive as to reasonably prevent Tenant's substantial use and enjoyment of the portion of the Premises situated in the affected Building, then Tenant may elect to terminate this Lease as to such portion of the Premises by written notice to Landlord within ten (10) days following delivery of the Casualty Notice.

            (c) From and after the sixth (6th) business day following the casualty event, the rental to be paid under this Lease shall be abated in the same proportion that the floor area of the Premises that is rendered unusable by the damage from time to time bears to the total floor area of the Premises; provided that if any damage to a portion of the Premises makes it infeasible for Tenant to conduct business within the remainder of the Premises in the same Building and Tenant ceases to conduct business within that Building, then all of Tenant's rent for such Building shall abate from and after that sixth business day until Tenant's use can be restored.

            (d) Notwithstanding the provisions of subsections (a),(b) and (c) of this Section, the cost of any repairs shall be borne by Tenant (but not to exceed an amount equal to the lesser of Landlord's property insurance deductible or Tenant's liability insurance coverage limit), and Tenant shall not be entitled to rental abatement or termination rights, if the damage is due to the negligence or willful misconduct of Tenant or its employees, subtenants, contractors or representatives. In addition, the provisions of this Section shall not be deemed to require Landlord to repair any improvements or fixtures that Tenant is obligated to repair or insure pursuant to any other provision of this Lease.

      SECTION 11.2. LEASE GOVERNS. Tenant agrees that the provisions of this Lease, including without limitation Section 11.1, shall govern any damage or destruction and shall accordingly supersede any contrary statute or rule of law.


                           ARTICLE XII. EMINENT DOMAIN

      SECTION 12.1. TOTAL OR PARTIAL TAKING. If all or a material portion of the Premises in a Building is taken by any lawful authority by exercise of the right of eminent domain, or sold to prevent a taking, or if access to the Premises therein is substantially removed or impaired by any such taking, either Tenant or Landlord may terminate this Lease as to the portion of the Premises situated in the affected Building, effective as of the date possession is required to be surrendered to the authority. In the event title to a portion of a Building or Project, other then the Premises, is taken or sold in lieu of taking, and if Landlord elects to restore that Building in such a way as to alter the Premises therein materially or to substantially remove or impair access to that Premises, either party may terminate this Lease as to the affected Premises by written notice to the other party, effective on the date of vesting of title. In the event neither party has elected to terminate as provided above, then Landlord shall promptly, after receipt of a sufficient condemnation award, proceed to restore the Premises to substantially their condition prior to the taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of the taking and restoration. In the event of a taking, Landlord shall be entitled to the entire amount of the condemnation award without deduction for any estate or interest of Tenant; provided that nothing in this Section shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the taking authority for, the taking of personal property and fixtures belonging to Tenant or for relocation or business interruption expenses recoverable from the taking authority or for Tenant's goodwill.

      SECTION 12.2. TEMPORARY TAKING. No temporary taking of the Premises shall terminate this Lease or give Tenant any right to abatement of rent, and any award specifically attributable to a temporary taking of the Premises shall belong entirely to Tenant. A temporary taking shall be deemed to be a taking of the use or occupancy of the Premises for a period of not to exceed thirty (30) days.

      SECTION 12.3. TAKING OF PARKING AREA. In the event there shall be a taking of the parking area for a Building such that Landlord can no longer provide sufficient parking to comply with this Lease, Landlord may substitute reasonably equivalent parking in a location reasonably close to the Building; provided that if Landlord fails to make that substitution within ninety (90) days following the taking and if the taking materially impairs Tenant's use and enjoyment of the Premises in the affected Building, Tenant may, at its option, terminate this Lease into the portion of the Premises in that Building by written notice to Landlord. If this Lease is not so terminated by Tenant, there shall be no abatement of rent and this Lease shall continue in effect.


               ARTICLE XIII. SUBORDINATION; ESTOPPEL CERTIFICATE

      SECTION 13.1. SUBORDINATION. At the option of Landlord or any of its mortgagees/deed of trust beneficiaries, this Lease shall be either superior or subordinate to all ground or underlying leases, mortgages and deeds of trust, if any, which may hereafter affect the Building, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, that so long as Tenant is not in default under this Lease, this Lease shall not be terminated or Tenant's quiet enjoyment of the Premises disturbed in the event of termination of any such ground or underlying lease, or the foreclosure of any such mortgage or deed of trust, to which Tenant has subordinated this Lease pursuant to this Section. Landlord shall use its commercially reasonable efforts to obtain a nondisturbance covenant for the benefit of Tenant from Landlord's initial mortgagee of the Building within thirty (30) days following the effective date of that mortgage/deed of trust. In the event of a termination or foreclosure, Tenant shall become a tenant of and attorn to the successor-in-interest to Landlord upon the same terms and conditions as are contained in this Lease, and shall promptly execute any instrument reasonably required by Landlord's successor for that purpose. Tenant shall also, within ten
(10) days following written request of Landlord (or the beneficiary under any deed of trust encumbering the Building), execute and deliver all instruments as may be required from time to time by Landlord or such beneficiary (including without limitation any subordination, nondisturbance and attornment agreement in the form customarily required by such beneficiary) to subordinate this Lease and the rights of Tenant under this Lease to any ground or underlying lease or to the lien of any mortgage or deed of trust; provided, however, that any such beneficiary may, by written notice to Tenant given at any time, subordinate the lien of its deed of trust to this Lease. Tenant may condition its execution of any subordination agreement upon its receipt of a commercially reasonable non-disturbance covenant from the beneficiary of the subordination agreement. Failure of Tenant to execute any statements or instruments necessary or desirable to effectuate the provisions of this Article, within thirty (30) days after written request by Landlord, shall constitute a default under this Lease. Tenant acknowledges that Landlords mortgagees and successors-in-interest and all beneficiaries under deeds of trust encumbering the Building are intended third party beneficiaries of this Section.

      SECTION 13.2. ESTOPPEL CERTIFICATE. Tenant shall, at any time upon not less than thirty (30) days prior written notice from Landlord, execute, acknowledge and deliver to Landlord, in any form that Landlord may reasonably require, a statement in writing in favor of Landlord and/or any prospective purchaser or encumbrancer of the Building (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of the modification and certifying that this Lease, as modified, is in full force and effect) and the dates to which the rental, additional rent and other charges have been paid in advance, if any, and (ii) acknowledging that, to Tenant's knowledge, there are no uncured defaults on the part of Landlord, or specifying each default if any are claimed, and (iii) setting forth all further information that Landlord may reasonably require. Tenant's statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Building or Project. Tenant's failure to deliver any estoppel statement within the provided time shall constitute a default under this Lease and shall be conclusive upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord. (ii) there are no uncured defaults in Landlord's performance, and (iii) not more than one month's rental has been paid in advance. Upon request by Tenant made not more often than annually, Landlord shall provide a similar estoppel certificate for the benefit of any potential third party lender or purchaser of Tenant.


                       ARTICLE XIV. DEFAULTS AND REMEDIES

      SECTION 14.1. TENANT'S DEFAULTS. In addition to any other event of default set forth in this Lease, the occurrence of any one or more of the following events shall constitute a default by Tenant:

            (a) The failure by Tenant to make any payment of rent or additional rent required to be made by Tenant, as and when due, where the failure continues for a period of five (5) business days after written notice from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 and 1161(a) as amended. For purposes of these default and remedies provisions, the term "additional rent" shall be deemed to include all amounts of any type whatsoever other than Basic Rent to be paid by Tenant pursuant to the terms of this Lease.

            (b) Assignment, sublease, encumbrance or other transfer of the Lease by Tenant, either voluntarily or by operation of law, whether by judgment, execution, transfer by intestacy or testacy, or other means, without the prior written consent of Landlord, except where such consent is not required.

            (c) The discovery by Landlord that any financial statement provided by Tenant, or by any affiliate, successor or guarantor of Tenant, was materially false.

            (d) The failure or inability by Tenant to observe or perform any of the covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in any other subsection of this Section, where the failure continues for a period of thirty (30) days after written notice from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 and 1161(a) as amended. However, if the nature of the failure is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences the cure within thirty (30) days, and thereafter diligently pursues the cure to completion.

            (e) (i) The making by Tenant of any general assignment for the benefit of creditors;(ii)the filing by or against Tenant of a petition to have Tenant adjudged a Chapter 7 debtor under the Bankruptcy Code or to have debts discharged or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within ninety (90) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, if possession is not restored to Tenant within sixty (60) days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where the seizure is not discharged within sixty (60) days; or (v) Tenant's convening of a meeting of its creditors for the purpose of effecting a moratorium upon or composition of its debts. Landlord shall not be deemed to have knowledge of any event described in this subsection unless notification in writing is received by Landlord, nor shall there be any presumption attributable to Landlord of Tenant's insolvency. In the event that any provision of this subsection is contrary to applicable law, the provision shall be of no force or effect.

      SECTION 14.2. LANDLORD'S REMEDIES.

            (a) In the event of any default by Tenant, then in addition to any other remedies available to Landlord, Landlord may exercise the following remedies:

                (i) Landlord may terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. Such termination shall not affect any accrued obligations of Tenant under this Lease. Upon termination, Landlord shall have the right to reenter the Premises and remove all persons and property. Landlord shall also be entitled to recover from
Tenant:

                    (1) The worth at the time of award of the unpaid rent and additional rent which had been earned at the time of termination;

                    (2) The worth at the time of award of the amount by which the unpaid rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such loss that Tenant proves could have been reasonably avoided;

                    (3) The worth at the time of award of the amount by which the unpaid rent and additional rent for the balance of the Term after the time of award exceeds the amount of such loss that Tenant proves could be reasonably avoided;

                    (4) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result from Tenant's default; and

                    (5) At Landlord's election, all other amounts in addition to or in lieu of the foregoing as maybe permitted by law. The term "rent" as used in this Lease shall be deemed to mean the Basic Rent and all other sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease. Any sum, other than Basic Rent, shall be computed on the basis of the average monthly amount accruing during the twenty-four (24) month period immediately prior to default, except that if it becomes necessary to compute such rental before the twenty-four (24) month period has occurred, then the computation shall be on the basis of the average monthly amount during the shorter period. As used in subparagraphs (1) and (2) above, the "worth at the time of award" shall be computed by allowing interest at the rate of ten percent (10%) per annum. As used in subparagraph (3) above, the "worth at the time of award" shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

               (ii) Landlord may elect not to terminate Tenant's right to possession of the Premises, in which event Landlord may continue to enforce all of its rights and remedies under this Lease, including the right to collect all rent as it becomes due. Efforts by the Landlord to maintain, preserve or relet the Premises, or the appointment of a receiver to protect the Landlord's interests under this Lease, shall not constitute a termination of the Tenant's right to possession of the Premises. In the event that Landlord elects to avail itself of the remedy provided by this subsection (ii), Landlord shall not unreasonably withhold its consent to an assignment or subletting of the Premises subject to the reasonable standards for Landlord's consent as are contained in this Lease.

            (b) The various rights and remedies reserved to either party in this Lease or otherwise shall be cumulative and, except as otherwise provided by California law, either party may pursue any or all of its rights and remedies at the same time. No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of the right or remedy or of any default by Tenant. The acceptance by Landlord of rent shall not be a (i) waiver of any preceding breach or default by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord's knowledge of the preceding breach or default at the time of acceptance of rent, or (ii) a waiver of Landlord's right to exercise any remedy available to Landlord by virtue of the breach or default. No payment by Tenant or receipt by Landlord of a lesser amount than the rent required by this Lease shall be deemed to be other than a partial payment on account of the earliest due stipulated rent, nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction and Landlord shall accept the check or payment without prejudice to Landlord's right to recover the balance of the rent or pursue any other remedy available to it. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any employee shall not operate as a termination of the Lease or a surrender of the Premises.

      SECTION 14.3. LATE PAYMENTS. Any rent due under this Lease that is not paid to Landlord within ten (10) days of the date when due shall bear interest at the rate of ten percent (l0%) per annum from the date due until fully paid. The payment of interest shall not cure any default by Tenant under this Lease. In addition, Tenant acknowledges that the late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Those costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any rent due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after the date due, then Tenant shall pay to Landlord, in addition to the interest provided above, a late charge in the amount of one hundred dollars ($100.00) for each delinquent payment; provided that the foregoing late payment charge will not be applicable to the first late payment in any calendar year unless such late payment is not paid to Landlord within three (3) days after written notice from Landlord to Tenant. Acceptance of a late charge by Landlord shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor shall it prevent Landlord from exercising any of its other rights and remedies.

      SECTION 14.4. RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to be performed by Tenant under this Lease shall be performed at Tenant's sole cost and expense and without any abatement of rent or right of set-off, except as specifically permitted by this Lease. if Tenant fails to pay any sum of money, or fails to perform any other act on its part to be performed under this Lease, and the failure continues beyond any applicable grace period set forth in section 14.1, then in addition to any other available remedies, Landlord may, at its election make the payment or perform the other act on Tenant's part. Landlord's election to make the payment or perform the act on Tenant's part shall not give rise to any responsibility of Landlord to continue making the same or similar payments or performing the same or similar acts. Tenant shall, promptly upon demand by Landlord, reimburse Landlord for all sums paid by Landlord and all necessary incidental costs, together with interest at the rate of ten percent (1O%) per annum from the date of the payment by Landlord.

      SECTION 14.5. DEFAULT BY LANDLORD. Landlord shall not be deemed to be in default in the performance of any obligation under this Lease unless and until it has failed to perform the obligation within thirty (30) days after written notice by Tenant to Landlord specifying in reasonable detail the nature and extent of the failure; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it commences performance within the thirty (30) day period and thereafter diligently pursues the cure to completion.

      SECTION 14.6. EXPENSES AND LEGAL FEES. Should either Landlord or Tenant bring any action in connection with this Lease, the prevailing party shall be entitled to recover as a part of the action its reasonable attorneys' fees, and all other costs. The prevailing party for the purpose of this paragraph shall be determined by the trier of the facts.

      SECTION 14.7. WAIVER OF JURY TRIAL/RIGHT TO ARBITRATE.

            (a) LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHT TO TRIAL BY JURY, AND EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANTS USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE.

            (b) SHOULD A DISPUTE ARISE BETWEEN THE PARTIES REGARDING ANY MATTER DESCRIBED ABOVE, THEN EXCEPT WITH RESPECT TO ACTIONS FOR UNLAWFUL OR FORCIBLE DETAINER EITHER PARTY MAY CAUSE THE DISPUTE TO BE SUBMITTED TO JAMS/ENDISPUTE OR ITS SUCCESSOR ("JAM") IN THE COUNTY IN WHICH THE BUILDING IS SITUATED FOR BINDING ARBITRATION BEFORE A SINGLE ARBITRATOR. HOWEVER, EACH PARTY RESERVES THE RIGHT TO SEEK A PROVISIONAL REMEDY BY JUDICIAL ACTION. NO ARBITRATION ELECTION BY EITHER PARTY PURSUANT TO THIS SUBSECTION SHALL BE EFFECTIVE IF MADE LATER THAN THIRTY (30) DAYS FOLLOWING SERVICE OF A JUDICIAL SUMMONS AND COMPLAINT BY OR UPON SUCH PARTY CONCERNING THE DISPUTE. THE ARBITRATION SHALL BE CONDUCTED IN ACCORDANCE WITH THE STREAMLINED RULES OF PRACTICE AND PROCEDURE OF JAMS AND OTHERWISE PURSUANT TO THE CALIFORNIA ARBITRATION ACT (CODE OF CIVIL PROCEDURE SECTIONS 1280 ET SEQ.). NOTWITHSTANDING THE FOREGOING, THE ARBITRATOR IS SPECIFICALLY DIRECTED TO LIMIT DISCOVERY TO THAT WHICH IS ESSENTIAL TO THE EFFECTIVE PROSECUTION OR DEFENSE OF THE ACTION, AND IN NO EVENT SHALL SUCH DISCOVERY BY EITHER PARTY INCLUDE MORE THAN ONE NON-EXPERT WITNESS DEPOSITION UNLESS BOTH PARTIES OTHERWISE AGREE. THE ARBITRATOR SHALL APPORTION THE COSTS OF THE ARBITRATION, TOGETHER WITH THE ATTORNEYS' FEES OF THE PARTIES, IN THE MANNER DEEMED EQUITABLE BY THE ARBITRATOR, IT BEING THE INTENTION OF THE PARTIES THAT THE PREVAILING PARTY ORDINARILY BE ENTITLED TO RECOVER ITS REASONABLE COSTS AND FEES. JUDGMENT UPON ANY AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED BY ANY COURT HAVING JURISDICTION.


                            ARTICLE XV. END OF TERM

      SECTION 15.1. HOLDING OVER. This Lease shall terminate without further notice upon the expiration of the Term, and any holding over by Tenant after the expiration shall not constitute a renewal or extension of this Lease, or give Tenant any rights under this Lease, except when in writing signed by both parties. If Tenant holds over for any period after the expiration (or earlier termination) of the Term, Landlord may, at its option, treat Tenant as a tenant at sufferance only, commencing on the first (1st) day following the termination of this Lease. Any hold-over by Tenant shall be subject to all of the terms of this Lease, except that the monthly rental shall be one hundred fifty percent (150%) of the total monthly rental for the month immediately preceding the date of termination, subject to Landlord's right to modify same upon thirty (30) days notice to Tenant effective as of any date on or after the first day of the third month of the holdover. If Tenant falls to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claims made by any succeeding tenant relating to such failure to surrender, provided that Landlord notifies Tenant in writing of the nature of such liability prior to the expiration of this Lease or within ten
(10) days after any early termination. Acceptance by Landlord of rent after the termination shall not constitute a consent to a holdover or result in a renewal of this Lease. The foregoing provisions of this Section are in addition to and do not affect Landlord's right of re-entry or any other rights of Landlord under this Lease or at law.

      SECTION 15.2. MERGER ON TERMINATION. The voluntary or other surrender of this Lease by Tenant, or a mutual termination of this Lease, shall terminate any or all existing subleases unless Landlord, at its option, elects in writing to treat the surrender or termination as an assignment to it of any or all subleases affecting the Premises.

      SECTION 15.3. SURRENDER OF PREMISES; REMOVAL OF PROPERTY. Upon the Expiration Date or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order, condition and repair as when received or as hereafter may be improved by Landlord or Tenant, reasonable wear and tear and repairs which are Landlord's obligation excepted, and shall, without expense to Landlord, remove or cause to be removed all voice and/or data transmission cabling installed by or for Tenant, together with all personal property and debris, except for any items that Landlord may by written authorization allow to remain. Tenant shall repair all damage to the Premises resulting from the removal, which repair shall include the patching and filling of holes and repair of structural damage, provided that Landlord may instead elect to repair any structural damage at Tenant's expense. If Tenant shall fail to comply with the provisions of this Section, Landlord may effect the removal and/or make any repairs, and the cost to Landlord shall be additional rent payable by Tenant upon demand. If requested by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in the Premises.


                       ARTICLE XVI. PAYMENTS AND NOTICES

      All sums payable by Tenant to Landlord shall be paid, without deduction or offset except as specifically provided herein, in lawful money of the United States to Landlord at its address set forth in item 12 of the Basic Lease Provisions, or at any other place as Landlord may designate in writing. Unless this Lease expressly provides otherwise, as for example in the payment of rent pursuant to Section 4.1, all payments shall be due and payable within thirty
(30) days after demand. All payments requiring proportion shall be prorated on the basis of a thirty (30) day month and a three hundred sixty (360) day year. Any notice, election, demand, consent, approval or other communication to be given or other document to be delivered by either party to the other shall be in writing (unless otherwise authorized herein) and may be delivered to the other party, at the address set forth in
Item 12 of the Basic Lease Provisions, by personal service or telegram, or by any courier or "overnight" express mailing service, or may be deposited in the United States mail, postage prepaid. Either party may, by written notice to the other, served in the manner provided in this Article, designate a different address. If any notice or other document is sent by mail, it shall be deemed served or delivered three (3) business days after mailing. If more than one person or entity is named as Tenant under this Lease, service of any notice upon any one of them shall be deemed as service upon all of them.


                      ARTICLE XVII. RULES AND REGULATIONS

      Tenant agrees to comply with the Rules and Regulations attached as Exhibit E, and any reasonable and nondiscriminatory amendments, modifications and/or additions as may be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order, or cleanliness of the Premises, Building, Project and/or Common Areas. Landlord shall not be liable to Tenant for any violation of the Rules and Regulations or the breach of any covenant or condition in any lease or any other act or conduct by any other tenant, and the same shall not constitute a constructive eviction hereunder. One or more waivers by Landlord of any breach of the Rules and Regulations by Tenant or by any other tenant(s) shall not be a waiver of any subsequent breach of that rule or any other. Tenant's failure to keep and observe the Rules and Regulations after notice and a five (5) business day cure period shall constitute a default under this Lease. In the case of any conflict between the Rules and Regulations and this Lease, this Lease shall be controlling.


                       ARTICLE XVIII. BROKER'S COMMISSION

      The parties recognize as the broker(s) who negotiated this Lease the firm(s), if any, whose name(s) is (are) stated in Item 10 of the Basic Lease Provisions, and agree that Landlord shall be responsible for the payment of brokerage commissions to those broker(s) unless otherwise provided in this Lease. Each party warrants that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease, and agrees to indemnify and hold the other party harmless from any cost, expense or liability (including reasonable attorneys' fees) for any compensation, commissions or charges claimed by any other real state broker or agent employed or claiming to represent or to have been employed by the indemnifying party in connection with the negotiation of this Lease. The foregoing agreement shall survive the termination of this Lease.


                  ARTICLE XIX. TRANSFER OF LANDLORD'S INTEREST

      In the event of any transfer of Landlord's interest in the Premises, the transferor shall be automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the date of the transfer, provided that any funds held by the transferor in which Tenant has an interest shall be turned over, subject to that interest, to the transferee and Tenant is notified of the transfer as required by law, and the transferee assumes in writing the obligations of the Landlord accruing after such transfer. No holder of a mortgage and/or deed of trust to which this Lease is or may be subordinate shall be responsible in connection with the Security Deposit, unless the mortgagee or holder of the deed of trust or the landlord actually receives the Security Deposit. It is intended that the covenants and obligations contained in this Lease on the pail of Landlord shall, subject to the foregoing, be binding on Landlord, its successors and assigns, only during and in respect to their respective successive periods of ownership.


                           ARTICLE XX. INTERPRETATION

      SECTION 20.1. GENDER AND NUMBER. Whenever the context of this Lease requires, the words "Landlord" and "Tenant" shall include the plural as well as the singular, and words used in neuter, masculine or feminine genders shall include the others.

      SECTION 20.2. HEADINGS. The captions and headings of the articles and sections of this Lease are for convenience only, are not a part of this Lease and shall have no effect upon its construction or interpretation.

      SECTION 20.3. JOINT AND SEVERAL LIABILITY. If more than one person or entity is named as Tenant, the obligations imposed upon each shall be joint and several and the act of or notice from, or notice or refund to, or the signature of, any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, termination or modification of this Lease.

      SECTION 20.4. SUCCESSORS. Subject to Articles IX and XIX, all rights and liabilities given to or imposed upon Landlord and Tenant shall extend to and bind their respective heirs, executors, administrators, successors and assigns. Nothing contained in this Section is intended, or shall be construed, to grant to any person other than Landlord and Tenant and their successors and assigns any rights or remedies under this Lease.

      SECTION 20.5. TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor, including without limitation the provisions of Sections 2.4, 2.5 and 3.3 above.

      SECTION 20.6. CONTROLLING LAW. This Lease shall be governed by and interpreted in accordance with the laws of the State of California.

      SECTION 20.7. SEVERABILITY. If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

      SECTION 20.8. WAIVER. One or more waivers by Landlord or Tenant of any breach of any term, covenant or condition contained in this Lease shall not be a waiver of any subsequent breach of the same or any other term, covenant or condition. Consent to any act by one of the parties shall not be deemed to render unnecessary the obtaining of that party's consort to any subsequent act. No breach of this Lease shall be deemed to have been waived unless the waiver is in a writing signed by the waiving party.

      SECTION 20.9 INABILITY TO PERFORM. In the event that either party shall be delayed or hindered in or prevented from the performance of any work or in performing any act required under this Lease by reason of any cause beyond the reasonable control of that party, then the performance of the work or the doing of the act shall be excused for the period of the delay and the time for performance shall be extended for a period equivalent to the period of the delay. The provisions of this Section shall nor operate to excuse Tenant from the prompt payment of rent.

      SECTION 20.10. ENTIRE AGREEMENT. This Lease and its exhibits and other attachments cover in full each and every agreement of every kind between the parties concerning the Premises, the Building, and the Project, and all preliminary negotiations, oral agreements, understandings and/or practices, except those contained in this Lease, are superseded and of no further effect. Tenant waives its rights to rely on any representations or promises made by Landlord or others which are not contained in this Lease. No verbal agreement or implied covenant shall be held to modify the provisions of this Lease, any statute, law, or custom to the contrary notwithstanding.

      SECTION 20.11. QUIET ENJOYMENT. Upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, and subject to the other provisions of this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by Landlord or any other person claiming by or through Landlord.

      SECTION 20.12. SURVIVAL. All covenants of Landlord or Tenant which reasonably would be intended to survive the expiration or sooner termination of this Lease, including without limitation any warranty or indemnity hereunder, shall so survive and continue to be binding upon and inure to the benefit of the respective parties and their successors and assigns.


                      ARTICLE XXI. EXECUTION AND RECORDING

      SECTION 21.1. COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

      SECTION 21.2. CORPORATE AND PARTNERSHIP AUTHORITY. If either party is a corporation or partnership, each individual executing this Lease on behalf of the applicable corporation or partnership represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation or partnership. and that this Lease is binding upon the corporation or partnership in accordance with its terms.

      SECTION 21.3. EXECUTION OF LEASE; NO OPTION OR OFFER. The submission of this Lease to Tenant shall be for examination purposes only, and shall not constitute an offer to or option for Tenant to lease the Premises. Execution of this Lease by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to Tenant, it being intended that this Lease shall only become effective upon execution by Landlord and delivery of a fully executed counterpart to Tenant.

      SECTION 21.4. RECORDING. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a "short form" memorandum of this Lease for recording purposes.

      SECTION 21.5. AMENDMENTS. No amendment or mutual termination of this Lease shall be effective unless in writing signed by authorized signatories of Tenant and Landlord, or by their respective successors in interest. No actions, policies, oral or informal arrangements, business dealings pr other course of conduct by or between the parties shall be deemed to modify this Lease in any respect.

                          ARTICLE XXII. MISCELLANEOUS

      SECTION 22.1. NONDISCLOSURE OF LEASE TERMS. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any other tenant or apparent prospective tenant of the Building or Project, either directly or indirectly without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease or as otherwise required by law or in connection with any litigation between the parties. Landlord agrees that it will not make any public announcement about this Lease without Tenant's prior approval, which shall not be unreasonably withheld, conditioned or delayed.

      SECTION 22.2. REPRESENTATIONS BY TENANT. The application, financial statements and tax returns, if any, submitted and certified to by Tenant as an accurate representation of its financial condition have been prepared, certified and submitted to Landlord as an inducement and consideration to Landlord to enter into this Lease. The application and statements are represented and warranted by Tenant to be correct and to accurately and fully reflect Tenant's true financial condition as of the date of execution of this Lease by Tenant. Tenant shall during the Term promptly furnish Landlord with annual financial statements reflecting Tenant's financial condition upon written request from Landlord in connection with a proposed sale or financing of the Building.

      SECTION 22.3. CHANGES REQUESTED BY LENDER. If, in connection with obtaining financing for the Building, the lender shall request reasonable modifications in this Lease as a condition to the financing, Tenant will not unreasonably withhold or delay its consent provided that the modifications do not increase the obligations of Tenant or materially and adversely affect the leasehold interest created by this Lease.

      SECTION 22.4. MORTGAGEE PROTECTION. No act or failure to act on the part of Landlord which would otherwise entitle Tenant to be relieved of its obligations hereunder or to terminate this Lease shall result in such a release or termination unless (a) Tenant has given notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Building whose address has been furnished to Tenant and (b) such beneficiary is afforded a reasonable opportunity to cure the default by Landlord, including, if necessary to effect the cure, time to obtain possession of the Building by power of a sale or judicial foreclosure provided that such foreclosure remedy is diligently pursued; provided, however, that with respect to monetary defaults, the beneficiary's cure period shall be forty-five (45) days following receipt of Tenant's written notice thereof.

      SECTION 22.5. DISCLOSURE STATEMENT. Tenant acknowledge that it has read, understands and, if applicable, shall comply with the provisions of Exhibit F to this Lease, if that Exhibit is attached.

      SECTION 22.6. SATELLITE DISH. At any time upon the execution by Tenant of Landlord's standard License Agreement, Tenant shall have the right to maintain and operate on the roof of the Building, during the Term of this Lease and subject to the availability of sufficient roof-top space, up to four (4) satellite dishes/antennae in accordance with and subject to the terms of said License Agreement. During the initial sixty (60) months of the Lease Term only, Tenant shall pay a license fee in the amount of Three Hundred Dollars ($300.00) per month per antenna/dish for the aforementioned antennae/dishes. Thereafter, the license fee for each antenna/dish shall be the amount then being charged by Landlord for similar licenses from time to time. Any such installation by Tenant shall be at Tenant's sole expense and shall be subject to receipt of all required governmental approvals; provided that Landlord shall use reasonable efforts to assist Tenant in obtaining such requisite approvals so long as Landlord is not thereby required to incur any additional expense or liability. The antennae/dishes shall not be visible from the exterior of the Building and shall not interfere with Building Systems. Landlord shall not be deemed to have made any representation either that Tenant's installation will comport with applicable laws and ordinances or that adequate roof-top space is available for Tenant's needs.

      SECTION 22.7. EXISTING OFFICE SPACE LEASE. Landlord and Tenant are presently parties to an office space lease dated July 5, 1994, as amended (the "Existing Lease"), for Suites 200 and 300 in the office building located at 5 Civic Plaza, Newport Beach, California (the "Existing Premises"). The Existing Lease shall terminate as of midnight on the day preceding the Commencement Date of this Lease. Until such termination occurs, and for a holdover period thereafter of up to thirty (30) days, Landlord agrees that Tenant may continue to occupy the Existing Premises upon the same terms and conditions set forth in the Existing Lease, except that the basic rent for Suite 200 from and after July 1, 1998 shall be as follows: Fifty-Seven Thousand Seven Hundred Ninety-Eight Dollars ($57,798.00) per month through August 31, 1999; thereafter, the basic rent for Suite 200 shall, if applicable, be Sixty-Four Thousand Two Hundred Twenty Dollars ($64,220.00) per month, which amount shall increase by three percent (3%) on a compound and cumulative basis on each six (6) month anniversary of September 1,1999. Notwithstanding the foregoing, however, should Tenant need to continue its occupancy of the Existing Premises after the expiration of the 30-day holdover period referenced above, then Tenant shall be permitted to remain in the Existing Premises for an additional thirty (30) day period subject to the provisions of the Existing Lease, except that the basic rent for Suite 200 during that additional 30-day period shall be the greater of
(i) one hundred thirty-five percent (135%) of the basic rent payable for Suite 200 during the preceding month or (ii) the rate per rentable square foot that Landlord is then receiving pursuant to its most recent leases within the Civic Plaza project. In the event this Lease is terminated by either party pursuant to Section 3.2 prior to the Commencement Date hereof, then the Existing Lease shall continue in effect for a period of six (6) months following such termination, during which time the basic rent for Suite 200 shall be as set forth above. The termination of the Existing Lease shall not abrogate any obligation accrued as of the date of termination or that is otherwise reasonably intended to survive such termination.

      SECTION 22.8. BUILDING STAIRWELLS. In the initial Building, as well as any other building leased hereunder by Tenant in its entirety, Tenant shall have the right to utilize the internal stairwells for inter-floor access. The stairwells shall be accepted on an as-is basis and Landlord shall not have an obligation to provide any additional improvements thereto.

      SECTION 22.9. UPDATES. Upon request of Tenant from time to time, Landlord shall cooperate with Tenant by sharing pertinent information regarding the development and construction of the Building.

      SECTION 22.10. CABLING. If and when Tenant leases space from Landlord within one or more additional buildings in the Project, Landlord shall permit Tenant to install underground conduit and cabling between the buildings occupied by Tenant in accordance with plans and specifications approved in advance by Landlord. No separate fee shall be charged by Landlord for the right to install and maintain that cabling. As a condition to such installation, the parties shall enter into a license agreement reasonably acceptable to both parties, which agreement shall, without limitation, identify the location and manner of installation of the conduit and shall require Tenant to restore all affected landscape and hardscape. Landlord agrees that it shall reasonably cooperate with Tenant, at Tenant's expense, to obtain any necessary governmental permit for such installation.

      SECTION 22.11. GOOD FAITH. Whenever the Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make allocations or other determinations, Landlord and Tenant shall act in good faith and take no action which might result in the frustration of the reasonable expectations of a sophisticated landlord and sophisticated tenant concerning the benefits to be enjoyed under the Lease.


LANDLORD:                            TENANT:

THE IRVINE COMPANY                   PACIFIC INVESTMENT MANAGEMENT
                                     COMPANY, a Delaware general partnership

                                     By PIMCO MANAGEMENT, INC.,
                                        a Delaware corporation, General Partner


By                                      By /s/ William S. Thompson
   --------------------------------        ------------------------------------
   Richard G. Sim, Group President,        Printed Name William S. Thompson
   Investment Properties                                -----------------------
                                           Title Managing Director & CEO
                                                 ------------------------------


By                                      By /s/ Ernest L. Schmider
   ---------------------------------       ------------------------------------
   William R. Halford, President,          Printed Name Ernest L. Schmider
   Irvine Office Company,                               -----------------------
   a division of The Irvine Company        Title Executive Vice President
                                                 ------------------------------

                                                 Approved as to Form.
                                                  Latham & Watkins

                                               By /s/ J.W. Daniels
                                                  ------------------

                                   SITE PLAN

                       [DIAGRAM OF CORPORATE PLAZA WEST]

CORPORATE PLAZA                                     [LOGO OF THE IRVINE COMPANY
 NEWPORT BEACH                                      INVESTMENT PROPERTIES GROUP]


                                   EXHIBIT A

                                                                     EXHIBIT A-I

                    [DIAGRAM OF PIMCO CORPORATE PLAZA WEST]

PIMCO -
CORPORATE PLAZA WEST
--------------------
GENSLER      8.26.98

                                    EXHIBIT B

                             UTILITIES AND SERVICES

      The following standards for utilities and services shall be in effect with respect to the Premises. In the case of any conflict between these standards and the Lease, the Lease shall be controlling. Subject to all of the provisions of the Lease, including but not limited to the restrictions contained in Section 6.1, the following shall apply:

      1. Subject to Paragraph 8 below, Landlord shall furnish to the Premises during the hours of 8:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m to 1:00 p.m. on Saturday, generally recognized national holidays and Sundays excepted, air conditioning, heating and ventilation services in accordance with the specifications referenced in Exhibit X; provided that with respect to the initial Premises leased by Tenant consisting of the entire rentable area of the Building, Tenant may establish the hours for normal HVAC service. Subject to the provisions set forth below, Landlord shall also furnish the Building with elevator service, electric power with an average capacity of at least eight (8) watts connected load and five (5) watts demand load per usable square foot of the Premises (inclusive of fluorescent and incandescent overhead lighting), and water for lavatory, drinking, and office kitchen purposes, which services shall be provided twenty-four hours per day, seven days per week. This paragraph shall at all times be subject to applicable governmental regulations.

      2. Subject to Paragraph 8 below, upon written request from Tenant delivered to Landlord prior to the period for which service is requested, but during normal business hours, Landlord will provide any of the foregoing building services to Tenant at such times when such services are not otherwise available. With respect to any additional space leased by Tenant for which HVAC is not separately metered and billed to Tenant, Tenant agrees to pay Landlord for those afterhour services at rates that Landlord may establish from time to time provided such rates shall be consistent with those charged by landlords of comparable first-class office projects in the vicinity. If Tenant requires electric current in excess of that which Landlord is obligated to furnish under this Exhibit B, Tenant shall first obtain the consent of Landlord, and Landlord shall cause an electric current meter to be installed in the Premises to measure the amount of electric current consumed. The cost of installation, maintenance and repair of the meter shall be paid for by Tenant, and Tenant shall reimburse Landlord promptly upon demand for all electric current consumed for any special power use as shown by the meter. The reimbursement shall be at the rates charged for electrical power by the local public utility furnishing the current, plus any additional expense incurred in keeping account of the electric current consumed.

      3. [Intentionally omitted]

      4. Landlord shall furnish water for drinking, lavatory, and office kitchen purposes only. If Tenant requires or uses water for any other purposes, Landlord may, in its discretion, install a water meter to measure Tenants water consumption. Tenant shall pay Landlord for the cost of the meter and the cost of its installation, and for consumption throughout the duration of Tenants occupancy. Tenant shall keep the meter and installed equipment in good working order and repair at Tenant's own cost and expense, in default of which Landlord may cause the meter to be replaced or repaired at Tenant's expense. Tenant agrees to pay for water consumed to the extent in excess of the amount Landlord considers normal for office usage, which payment shall be based on consumption as shown on the meter and when bills are rendered, and on Tenant's default in making that payment Landlord may pay the charges on behalf of Tenant. Any costs or expenses or payments made by Landlord for any of the reasons or purposes stated above shall be deemed to be additional rent payable by Tenant to Landlord upon demand.

      5. In the event that any utility service to the Premises is separately metered or billed to Tenant, Tenant shall pay all charges for that utility service to the Premises and the cost of furnishing the utility to tenant suites shall be excluded from the Operating Expenses as to which reimbursement from Tenant is required in the Lease. If any utility charges are not paid when due Landlord may pay them, and any amounts paid by Landlord shall immediately become due to Landlord from Tenant as additional rent. If Landlord elects to furnish any utility service to the Premises, Tenant shall purchase its requirements of that utility from Landlord as long as the rates charged by Landlord do not exceed those which Tenant would be required to pay if the utilIty service were furnished it directly by a public utility.

      6. Landlord shall provide janitorial services five days per week in accordance with the Janitorial Specifications attached as Exhibit B-1, and window washing as reasonably required; provided, however, that Tenant shall pay for any additional or unusual janitorial services rendered by reason of any nonstandard improvements in the Premises, including without limitation wall coverings and floor coverings installed by or for Tenant, or by reason of any use of Premises other than exclusively as offices. The cleaning services provided by Landlord shall also exclude refrigerators, eating utensils (plates, drinking containers and silverware), and interior glass partitions. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish, to the extent that they exceed the refuse and rubbish usually attendant with general office usage.

      7. Tenant shall have access to the Building and parking facilities 24 hours per day, 7 days per week, 52 weeks per year; provided that Landlord may install access control systems as it deems advisable for the Building. Such systems shall initially include a card identification access system, although Landlord may from time to time provide additional or alternative procedures. Landlord may impose a reasonable charge for access control cards and/or keys issued to Tenant. Landlord shall have no liability to Tenant for the provision by Landlord of improper access control services, for any breakdown in service, or for the failure by Landlord to provide access control services. Tenant further acknowledges that Landlord's access systems may be temporarily inoperative during building emergency and system repair periods. Tenant agrees to assume responsibility for compliance by its employees with any regulations established by Landlord with respect to any card key access or any other system of building access as Landlord may establish. Tenant shall be liable to Landlord for any loss or damage resulting from its or its employees misuse of any access system. In addition to the foregoing, Tenant may, at its sole expense, install its own security system in the Premises and in the landing areas of the stairwells on those floors on which Tenant leases space hereunder. Any security system installed by Tenant shall be subject to Landlord's prior review and reasonable approval (which approval shall not be deemed a warranty of fitness), shall not interfere with Landlord's Building systems, and shall not be visible from the exterior of the Premises unless otherwise approved by Landlord. Any system installed by Tenant shall be promptly removed by Tenant, at its expense, if and when Tenant vacates the applicable Premises.

      8. Notwithstanding the foregoing, it is understood that with respect to the initial Premises leased by Tenant consisting of the entire rentable area of the Building, electricity, gas and water services to the Building shall be separately metered. The cost of those utility services to the Building shall be invoiced to Tenant and paid in full as additional rent by Tenant, promptly following receipt of invoice, directly to the applicable utility provider provided that Landlord may instead elect to make such utility payments, in which event Tenant shall promptly reimburse Landlord in full as additional rent upon receipt of invoices therefor.

      9. Tenant may, at its sole expense, install, operate and maintain an emergency generator in or about the Building for back-up power in support of its communications and data systems in the Premises. The location of the emergency generator shall be as shown on Exhibit A-1 to this Lease. The equipment shall be housed within an enclosure constructed, at Tenant's sole expense, with materials and pursuant to a design consistent with Landlord's adjoining equipment structure for the Building. Tenant shall also be responsible for the reasonable cost of replacing any parking stalls lost due to the installation of Tenant's generator. The plans for such enclosure shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld so long as the requirements herein are satisfied. Any such equipment shall be self-sufficient and separate from all Building systems.

                           JANITORIAL SPECIFICATIONS
                           -------------------------

      Landlord shall use best efforts to provide cleaning services in accordance with the following specifications:

      I.    OFFICE SPACE

            A.    DAILY

                  (1)   Empty trash
                  (2)   General carpet vacuuming
                  (3) General dusting of furniture and window ledges (if clear)
                  (4)   Spot clean carpet
                  (5)   Damp and dry mop hard surface floors
                  (6)   Spot clean doors, walls, and interior partition glass
                  (7)   Clean lunch room tables and countertops (if clear)

            B.    WEEKLY

                  (1)   Thorough vacuuming (i.e., under furniture)
                  (2)   Dust lower furniture surfaces
                  (3)   Dust areas over 6 feet high
                  (4)   Damp wipe interior doors and vinyl furniture

            C.    MONTHLY

                  (1)   Detail vacuuming (edges, covers)
                  (2)   Vacuum drapes
                  (3)   Dust miniblinds
                  (4)   Clean vents

      II.   RESTROOMS

            A.    DAILY

                  (1)   Clean/sanitize sinks, toilets, urinals
                  (2)   Clean mirrors and stainless steel
                  (3)   Sweep/disinfect floors
                  (4)   Spot clean walls
                  (5)   Damp wipe partitions
                  (6)   Empty trash
                  (7)   Replenish paper supplies, soap, etc.

            B.    WEEKLY

                  (1)   Dust tops of partitions
                  (2)   Flush floor drains

            C.    MONTHLY

                  (1)   Scrub/refinish floors
                  (2)   Clean vents

      III.  PUBLIC AREAS

            A.    DAILY

                  (1)   Vacuum/sweep as needed
                  (2)   Spot clean carpet
                  (3)   Spot clean lobby doors
                  (4)   Dust interior signage
                  (5)   Wipe clean lobby directories
                  (6)   Clean elevator cabs

            B.    WEEKLY

                  (1)   Clean lobby doors
                  (2)   Dust tops of door frames

            C.    MONTHLY

                  (1)   Refinish lobby doors (where necessary)
                  (2)   Clean vents

      IV.   WINDOWS

            Windows to be cleaned inside and out, two (2) times per year.

                                  EXHIBIT B-1

                                    EXHIBIT C

                                     PARKING


      The following parking regulations shall be in effect at the Building. Landlord reserves the right to adopt reasonable, nondiscriminatory modifications and additions to the regulations by written notice to Tenant, provided such modifications do not materially affect Tenant's access to the parking areas and do not materially either impair the rights or increase the obligations of Tenant. In the case of any conflict between these regulations and the Lease, the Lease shall be controlling.

      1. Landlord agrees to maintain, or cause to be maintained, an automobile parking area ("Parking Area") in reasonable proximity to the Building for the benefit and use of the visitors and patrons and, except as otherwise provided, employees of Tenant and other tenants and occupants of the Building. The Parking Area shall include, whether in a surface parking area or a parking structure, the automobile parking stalls, driveways, entrances, exits, sidewalks and attendant pedestrian passageways and other areas designated for parking. Landlord shall have the right and privilege of determining the nature and extent of the automobile Parking Area, whether it shall be surface, underground or other structure, and of making such changes to the Parking Area from time to time which in its opinion are desirable and for the best interest of all persons using the Parking Area. Landlord shall keep the Parking Area in a neat, clean and orderly condition, and shall repair any damage to its facilities. Landlord shall not be liable for any damage to motor vehicle, of visitors or employees, for any loss of property from within those motor vehicles, or for any injury to Tenant, its visitors or employees, unless ultimately determined to be caused by the negligence or willful misconduct of Landlord. Unless otherwise instructed by Landlord, every parker shall park and lock his or her own motor vehicle. Landlord shall also have the right to establish, and from time to time amend, and to enforce against all users of the Parking Area all reasonable rules and regulations (including the designation of areas for employee parking) as Landlord may deem necessary and advisable for the proper and efficient operation and maintenance of the Parking Area. Garage managers or attendants are not authorized to make or allow any exceptions to these regulations.

      2. Subject to Paragraph 7 below and Section 6.4 of the Lease, Landlord may, if it deems advisable in its sole discretion, charge for parking and may establish for the Parking Area a system or systems of permit parking for Tenant, its employees and its visitors, which may include, but not be limited to, a system of charges against nonvalidated parking, ventilation of users, a set of regulations governing different parking locations, and an allotment of reserved or nonreserved parking spaces based upon the charges paid and the identity of users. In no event shall Tenant or its employees park in reserved stalls leased to other tenants or in stalls within designated visitor parking zones. It is understood that Landlord shall not have any obligation to cite improperly parked vehicles or otherwise attempt to enforce reserved parking rules during hours when parking attendants are not present at the Parking Area. Subject to Paragraph 7 below and Section 6.4 of the Lease, Tenant shall comply with such system in its use (and in the use of its visitors, patrons and employees of the Parking Area, provided, however, that the system and rules and regulations shall apply to all persons entitled to the use of the Parking Area, and all charges to Tenant for use of the Parking Area shall be no greater than Landlords then current scheduled charge for parking.

      3. Tenant shall, upon request of Landlord from time to time, furnish Landlord with a list of its employees' names and of Tenant's and its employees vehicle license numbers. Tenant agrees to acquaint its employees with these regulations and assumes responsibility for compliance by its employees with these parking provisions, and shall be liable to Landlord for all unpaid parking charges incurred by its employees. Any amount due from Tenant shall be deemed additional rent. Tenant authorizes Landlord to tow away from the Building any vehicle belonging to Tenant or Tenant's employees parked in violation of these provisions, and/or to attach violation stickers or notices to those vehicles. In the event Landlord elects or is required to limit or control parking by tenants, employees, visitors or invitees of the Building, whether by validation of parking tickets, parking meters or any other method of assessment, then subject to Paragraph 7 below, Tenant agrees to participate in the validation or assessment program under reasonable rules and regulations as are established by Landlord and/or any applicable governmental agency.

      4. Landlord may establish an identification system for vehicles of Tenant and its employees which may consist of stickers, magnetic parking cards or other identification devices supplied by Landlord. All identification devices shall remain the property of Landlord, shall be displayed as required by Landlord or upon request and may not be mutilated or obliterated in any manner. Those devices shall not be transferable and any such device in the possession of an unauthorized holder shall be void and may be confiscated. Landlord may impose a reasonable fee for identification devices and a replacement charge for devices which are lost or stolen. Each identification device shall be returned to Landlord promptly following the Expiration Date or sooner termination of this Lease. Loss or theft of parking identification devices shall be reported to Landlord or its Parking Area operator immediately and a written report of the loss filed if requested by Landlord or its Parking Area operator.

      5. Persons using the Parking Area shall observe all directional signs and arrows and any posted speed limits. Unless otherwise posted, in no event shall the speed limit of 5 miles per hour be exceeded. All vehicles shall be parked entirely within painted stalls, and no vehicles shall be parked in areas which are posted or marked as "no parking" or on or in ramps, driveways and aisles. Only one vehicle may be parked in a parking space. In no event shall Tenant interfere with the use and enjoyment of the Parking Area by other tenants of the Building or their employees or invitees.

      6. Parking Areas shall be used only for parking vehicles. Washing, waxing, cleaning or servicing of vehicles, or the parking of any vehicle on an overnight basis, in the Parking Area (other than emergency services) by any parker or his or her agents or employees is prohibited unless otherwise authorized by Landlord. Tenant shall have no right to install any fixtures, equipment or personal property (other than vehicles) in the Parking Area, nor shall Tenant make any alteration to the Parking Area.

      7. It is understood that the employees of Tenant and the other tenants of Landlord within the Building and Project shall not be permitted to park their automobiles in the portions of the Parking Area which may from time to time be designated for patrons of the Building and/or Project and that Landlord shall at all times have the right to establish rules and regulations for employee parking. During the initial Term of this Lease and notwithstanding the foregoing provisions hereof, Tenant shall not be required to pay any monthly stall charge for the Allotted Stalls provided in connection with the initial Premises, nor shall Tenant be required to pay for visitor parking. Thereafter, Tenant shall pay to Landlord or its agents for the use of employee parking spaces the amounts as Landlord shall from time to time determine. Landlord may authorize persons other than those described above, including occupants of other buildings, to utilize the Parking Area so long as sufficient parking remains for Tenant and its employees. In the event of the use of the Parking Area by other persons, those persons shall pay for that use in accordance with the terms established above; provided, however, Landlord may allow those persons to use the Parking Area on weekends, holidays, and at other non-office hours without payment.

      8. Notwithstanding the foregoing paragraphs 1 through 7, Landlord shall be entitled to pass on to Tenant its proportionate share of any charges or parking surcharge or transportation management costs levied by any governmental agency. The foregoing parking provisions are further subject to any governmental regulations which limit parking or otherwise seek to encourage the use of carpools, public transit or other alternative transportation forms or traffic reduction programs. Tenant agrees that it will use its best efforts to cooperate, including registration and attendance, in programs which may be undertaken to reduce traffic. Tenant acknowledges that as a part of those programs, it may be required to distribute employee transportation information, participate in employee transportation surveys, allow employees to participate in commuter activities, designate a liaison for commuter transportation activities, distribute commuter information to all employees, and otherwise participate in other programs or services initiated under a transportation management program.

      9. Should any parking spaces be allotted by Landlord to Tenant, either on a reserved or nonreserved basis, Tenant shall not assign or sublet any of those spaces, either voluntarily or by operation of law, without the prior written consent of Landlord, except in connection with an authorized assignment of this Lease or subletting of the Premises.

                                    EXHIBIT D

                              TENANT'S INSURANCE

      The following standards for Tenant's insurance shall be in effect at the Building. Tenant agrees to obtain and present evidence to Landlord that it has fully complied with the insurance requirements.

      1. Tenant shall, at its sole cost and expense, commencing on the date Tenant is given access to the Premises for any purpose and during the entire Term, procure, pay for and keep in full force and effect: (i) commercial general liability insurance with respect to the Premises and the operations of or on behalf of Tenant in, on or about the Premises, including but not limited to personal injury, blanket contractual, independent contractors, broad form property damage, fire legal liability, liquor law liability (if alcoholic beverages are sold, served or consumed within the Premises), and cross liability and severability of interest clauses, which policy(ies) shall be written on an "occurrence" basis and for not less than $2,000,000 combined single limit (with a $50,000 minimum limit on fire legal liability) per occurrence for bodily injury, death, and property damage liability, or the current limit of liability carried by Tenant, whichever is greater; (ii) workers' compensation insurance coverage as required by law, together with employers' liability insurance coverage; (iii) with respect to improvements, alterations, and the like required or permitted to be made by Tenant under this Lease, builder's all-risk insurance, in amounts reasonably satisfactory to Landlord; (iv) insurance against fire, vandalism, malicious mischief and such other additional perils as may be included in a standard "all risk" form, insuring the leasehold improvements, trade fixtures, furnishings, equipment and items of personal property in the Premises, in an amount equal to not less than ninety percent (90%) of their actual replacement cost (with replacement cost endorsement), which policy shall also include loss of income/business interruption/extra expense coverage in an amount not less than nine months loss of income from Tenant's business in the Premises. In no event shall the limits of any policy be considered as limiting the liability of Tenant under this Lease. Notwithstanding the foregoing, Tenant may elect to self-insure its all-risk property insurance coverage, provided that Landlord's rights are not thereby impaired; in such event, for purposes of Section 10.4 of this Lease, Tenant shall be deemed to have fully insured any property loss with waiver of subrogation against Landlord.

      2. All policies of insurance required to be carried by Tenant pursuant to this Exhibit D shall be written by responsible insurance companies authorized to do business in the State of California and with a Best's policyholder rating of not less than "B++ VII" subject to final acceptance and approval by Landlord. Any insurance required of Tenant may be furnished by Tenant under any blanket policy carried by it or under a separate policy. A certificate of insurance, certifying that the policy has been issued, provides the coverage required by this Exhibit D and contains the required provisions, shall be delivered to Landlord prior to the date Tenant is given the right of possession of the Premises. Proper evidence of the renewal of any insurance coverage shall also be delivered to Landlord prior to the expiration of the coverage.

      3. Each policy evidencing insurance required to be carried by Tenant pursuant to this Exhibit D shall contain the following provisions and/or clauses satisfactory to Landlord: (i) a provision that the policy and the coverage provided shall be primary and that any coverage carried by Landlord shall be noncontributory with respect to any policies carried by Tenant; (ii) with respect to Tenant's liability insurance coverage, a provision including Landlord and any other parties in interest designated by Landlord as an additional insured; (iii) a waiver by the insurer of any right to subrogation against Landlord, its agents, employees, contractors and representatives which arises or might arise by reason of any payment under the policy or by reason of any act or omission of Landlord, its agents, employees, contractors or representatives; and
(iv) a provision that the insurer will not cancel or change the coverage provided by the policy without first giving Landlord ten (10) days prior written notice.

      4. In the event that Tenant fails to procure (after the expiration of any notice and cure period), maintain and/or pay for, at the times and for the durations specified in this Exhibit D, any insurance required by this Exhibit D, or fails to carry insurance required by any governmental authority, Landlord may at its election procure that insurance and pay the premiums, in which event Tenant shall repay Landlord all sums paid by Landlord, together with interest at the rate of ten percent (10%) per annum and any related costs or expenses incurred by Landlord, within ten (10) days following Landlord's written demand to Tenant.

                                    EXHIBIT E

                              RULES AND REGULATIONS

      The following Rules and Regulations shall be in effect at the Building. Landlord reserves the right to adopt reasonable nondiscriminatory modifications and additions at any time, provided that such modifications and additions do not materially adversely affect Tenant's rights and obligations under the Lease. In the case of any conflict between these regulations and the Lease, the Lease shall be controlling. Landlord shall use reasonable efforts to cause the tenants of the Project to comply with the Rules and Regulations; provided that Landlord shall not thereby be compelled to initiate litigation proceedings unless Landlord determines, in its sole discretion, that such proceedings are warranted.

      1. Except with the prior written consent of Landlord, Tenant shall not sell, or permit the retail sale of, newspapers, magazines, periodicals, or theater tickets, in or from the Premises, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building. Tenant shall not allow the Premises to be utilized for any manufacturing of any kind, or the business of a public barber shop, beauty parlor, or a manicuring and chiropodist business, or any business other than that specifically provided for in the Lease.

      2. The sidewalks, halls, passages, elevators, stairways, and other common areas shall not be obstructed by Tenant or used by it for storage or for any purpose other than for ingress to and egress from the Premises. The halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access to those areas of all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants. Nothing contained in this Lease shall be construed to prevent access to persons with whom Tenant normally deals only for the purpose of conducting its business on the Premises (such as clients, customers, office suppliers and equipment vendors and messengers and the like) unless those persons are engaged in illegal activities. Neither Tenant nor any employee or contractor of Tenant shall go upon the roof of the Building without the prior written consent of Landlord, except to service any antenna/satellite dish located thereon in accordance with a license granted by Landlord.

      3. The sashes, sash doors, windows, glass lights, solar film and/or screen, and any lights or skylights that reflect or admit light into the halls or other places of the Building shall not be covered or obstructed. The toilet rooms, water and wash closets and other water apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind shall be thrown in those facilities, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant

      4. No sign, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted or affixed by Tenant on any part of the Building or the Premises without the prior written consent of Landlord. If Landlord shall have given its consent at any time, whether before or after the execution of this Lease, that consent shall in no way operate as a waiver or release of any of the provisions of this Lease, and shall be deemed to relate only to the particular sign, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any subsequent sign, advertisement or notice. If Landlord, by a notice in writing to Tenant, shall object to any curtain, blind, tinting, shade or screen attached to, or hung in, or used in connection with, any window or door of the Premises, the use of that curtain, blind, tinting, shade or screen shall be immediately discontinued and removed by Tenant. No awnings shall be permitted on any part of the Premises.

      5. Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything in the Premises, which shall in any way increase the rate of fire insurance on the Building, or on the property kept in the Building, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the regulations of the Fire Department or the fire laws, or with any insurance policy upon the Building, or any portion of the Building or its contents, or with any rules and ordinances established by the Board of Health or other governmental authority.

      6. The installation and location of any unusually heavy equipment in the Premises, including without limitation file storage units, safes and electronic data processing equipment, but exclusive of normal office photocopiers and other equipment, shall require the prior written approval of Landlord. Landlord may restrict the weight and position of any equipment that may exceed the weight load limits for the structure of the Building, and may further require, at Tenant's expense, the reinforcement of any flooring on which such equipment may be placed and/or an engineering study to be performed to determine whether the equipment may safely be installed in the Building and the necessity of any reinforcement. The moving of large or heavy objects shall occur only between those hours as may be designated by, and only upon previous written notice to, Landlord, and the persons employed to move those objects in or out of the Building must be reasonably acceptable to Landlord. No freight, furniture or bulky matter of any description shall be received into or moved out of the lobby of the Building or carried in any elevator other than the freight elevator designated by Landlord unless approved in writing by Landlord.

      7. Landlord shall clean the Premises as provided in the Lease, and, except with the written consent of Landlord, no person or persons other than those approved by Landlord will be permitted to enter the Building for that purpose. Tenant shall not cause unnecessary labor by reason of Tenant's carelessness and indifference in the preservation of good order and cleanliness.

      8. Tenant shall not sweep or throw, or permit to be swept or thrown, from the Premises any dirt or other substance into any of the corridors or halls or elevators, or out of the doors or windows or stairways of the Building, and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business with other tenants, nor shall any animals or birds be kept by Tenant in or about the Building. Smoking or carrying of lighted cigars, cigarettes, pipes or similar products anywhere within the elevators, restrooms, common corridors, lobbies or other common areas of the Building is strictly prohibited. Any such activity within the Premises shall, until further notice, be permitted only absent written notification to Landlord from another tenant of the Building that such activity is creating fumes or odors that are offensive or objectionable; in the event such notice is given to Landlord, Landlord may prohibit smoking within the Premises and may enforce such prohibition pursuant to Landlord's leasehold remedies. Smoking is permitted outside the Building and within the project only in areas designated by Landlord.

      9. No cooking shall be done or permitted by Tenant on the Premises, except pursuant to the normal use of a U.L. approved microwave oven and coffee maker for the benefit of Tenant's employees and invitees, nor shall the Premises be used for the storage of merchandise or for lodging.

     10. Except for supplies and cleaning materials used by typical office tenants, Tenant shall not use or keep in the Building any kerosene, gasoline, or inflammable fluid or any other illuminating material, or use any method of heating other than that supplied by Landlord or reasonably approved by Landlord.

     11. No boring or cutting for wires or otherwise shall be made without directions from Landlord.

     12. Upon the termination of its tenancy, Tenant shall deliver to Landlord all the keys to offices, rooms and toilet rooms and all access cards which shall have been furnished to Tenant or which Tenant shall have had made.

     13. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises, except to install normal wall hangings. Tenant shall not affix any floor covering to the floor of the Premises in any manner except by a paste, or other material which may easily be removed with water, the use of cement or other similar adhesive materials being expressly prohibited. The method of affixing any floor covering shall be subject to approval by Landlord. The expense of repairing any damage resulting from a violation of this rule shall be borne by Tenant

     14. On Saturdays, Sundays and legal holidays, and on other days between the hours of 6:00 p.m. and 8:00 a.m., access to the Building, or to the halls, corridors, elevator or stairways in the Building, or to the Premises, may be refused unless the person seeking access complies with any access control system that Landlord may establish. Landlord shall in no case be liable for damages for the admission to or exclusion from the Building of any person whom Landlord has the right to exclude under Rules 2 or 18 of this Exhibit. In case of invasion, mob, riot, public excitement, or other commotion, or in the event of any other situation reasonably requiring the evacuation of the Building, Landlord reserves the right at its election and without liability to Tenant to prevent access to the Building by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building.

      15. Tenant shall be responsible for protecting the Premises from theft, which includes keeping doors and other means of entry closed and securely locked. Tenant shall cause all water faucets or water apparatus to be shut off before Tenant or Tenant's employees leave the Building, and that all electricity, gas or air shall likewise be shut off, so as to prevent waste or damage. The foregoing shall not relieve Landlord of the responsibility of maintaining the access control systems for the Building.

      16. Tenant shall not alter any lock or install a new or additional lock or any bolt on any door of the Premises without the prior written consent of Landlord. If Landlord gives its consent, Tenant shall in each case promptly furnish Landlord with a key for any new or altered lock.

      17. Tenant shall not install equipment, such as but not limited to electronic tabulating or computer equipment, requiring electrical or air conditioning service in excess of that to be provided by Landlord under the Lease except in accordance with Exhibit B; provided, however, that Tenant may install such equipment if necessary for the operation of its business so long as Tenant funds to Landlord the cost of any necessary upgrades to the systems and equipment of the Building.

      18. Landlord shall have full and absolute authority to regulate or prohibit the entrance to the Premises by any vendor, supplier, purveyor, petitioner, proselytizer or other similar person. In the event any such person is a guest or invitee of Tenant, Tenant shall notify Landlord in advance of each desired entry, and Landlord shall authorize the person so designated to enter the Premises, provided that such person will not be involved in general solicitation activities, or the proselytizing, petitioning, or disturbance of other tenants or their customers or invitees, or engaged or likely to engage in conduct which may in Landlord's reasonable opinion distract from the use of the Premises for its intended purpose. Notwithstanding the foregoing, Landlord reserves the absolute right and discretion to limit or prevent access to the Buildings by any food or beverage vendor, except to the extent specifically invited by Tenant to the Premises, and Landlord may condition such access upon the vendor's execution of an entry permit agreement which may contain provisions for insurance coverage.

      19. Tenant shall be required to utilize the third party contractor designated by Landlord for the Building to provide any telephone wiring services from the minimum point of entry of the telephone cable in the Building to the Premises. Notwithstanding the foregoing, however, in the event Tenant does not have a telephone switch within the Premises, Tenant may, with Landlord's approval and supervision, use a trained contractor to provide such wiring services, but only from the Premises to the telephone room on the floor on which the Premises are situated.

      20. Landlord may from time to time grant tenants individual and temporary variances from these Rules, provided that any variance does not have a material adverse effect on the use and enjoyment of the Premises by Tenant.

                                    EXHIBIT X

                                   WORK LETTER
                                   -----------
I.    LANDLORD'S WORK
      ---------------
      Landlord shall, at its expense, complete all base building work in substantial accordance with the plans and specifications described in
      Exhibit X-1 hereto (the "Landlord's Work").

II.   TENANT IMPROVEMENTS
      -------------------
      The tenant improvement work ("Tenant Improvements") shall consist of any work, exclusive of the Landlord's Work specified in Article I above, required to complete the Premises pursuant to plans and specifications approved by both Landlord and Tenant. Tenant shall employ its own architect (Gensler) and general contractor in constructing the tenant improvements. The general contractor shall be selected by Tenant on the basis of a competitive bid involving general contractors approved in advance in writing by Landlord; provided that such bidders shall include Turelk Inc. The work shall be undertaken and prosecuted in accordance with the following requirements:

      A. Concurrently with sign-off by Tenant, the space plans, construction drawings and specifications for all improvements and finishes, together with any changes thereto, shall be submitted to Landlord (with samples as required) for review by Landlord and its architect for the Protect.

      B. Landlord shall, subject to the foregoing, approve or disapprove any submittal of plans or specifications, or requests for changes thereto, by Tenant within five (5) business days following receipt thereof by Landlord. Landlord's failure to respond within that period shall be deemed a "Landlord Delay" for purposes of this Lease if and to the extent the completion of the Tenant Improvements is delayed as a result thereof. In lieu of disapproving an item, Landlord may approve same on the condition that Tenant pay to Landlord, not later than four (4) months prior to the expiration or termination of this Lease and in addition to all sums otherwise due hereunder, an amount equal to the cost, as reasonably estimated by Landlord, of removing and replacing the item upon the expiration or termination of the Lease. Should Landlord approve work that would necessitate any ancillary Building modification or other expenditure by Landlord, then except to the extent of any remaining balance of the "Landlord's Contribution" as described below, Tenant shall, in addition to its other obligations herein, promptly fund the cost thereof to Landlord.

      C. Tenant shall use the electrical, mechanical, plumbing and fire/life safety engineers and subcontractors designated by Landlord, provided that their charges are generally competitive with those of other contractors with similar qualifications and experience. All other subcontractors shall be subject to Landlord's reasonable approval, and Landlord may require that one or more designated subtrades be union contractors.

      D. Tenant shall deliver to Landlord a copy of the final application for permit and issued permit for the construction work.

      E. Tenant's general contractor and each of its subcontractors shall comply with Landlord's requirements as generally imposed on third party contractors, including without limitation all insurance coverage requirements and the obligation to furnish appropriate certificates of insurance to Landlord prior to commencement of construction.

      F. A construction schedule shall be provided to Landlord prior to commencement of the construction work, and periodic updates shall be supplied during the progress of the work.

      G. Tenant shall give Landlord ten (10) days prior written notice of the commencement of construction so that Landlord may cause an appropriate notice of non-responsibility to be posted.

      H. Tenant and its general contractor shall attend weekly job meetings with Landlord's construction manager for the Project.

      I. Upon completion of the work, Tenant shall cause to be provided to Landlord (i) record drawings of the Premises signed by Tenants architect, (ii) CADD tapes of the improved space compatible with Landlord's CADD system, (iii) a final punchlist signed by Tenant,
            (iv) final and unconditional lien waivers from all contractors and subcontractors, (v) a duly recorded Notice of Completion of the improvement work, and (vi) a certificate of occupancy for the Premises (collectively, the "Close-out Package").

      J. The work shall be prosecuted at all times in accordance with all state, federal and local laws, regulations and ordinances, including without limitation all OSHA and other safety laws.

      K. All of the provisions of this Lease shall apply to any activity of Tenant, its agents and contractors, in the Premises prior to the Commencement Date, except for the obligation of Tenant to pay rent.

      L. Landlord shall permit Tenant and its contractors to enter the Premises forty-five (45) days prior to the Shell Completion Date in order that Tenant may commence the Tenant Improvements. Such early entry by Tenant is, however, conditioned upon Tenant's contractors and their subcontractors and employees working in harmony and not interfering with the work being performed by Landlord. That license is further conditioned upon the compliance by Tenants contractors with all requirements imposed by Landlord on third party contractors and subcontractors, including without limitation the maintenance by Tenant and its contractors and subcontractors of workers' compensation and public liability and property damage insurance in amounts and with companies and on forms satisfactory to Landlord, with certificates of such insurance being furnished to Landlord prior to proceeding with any such entry. The entry shall be deemed to be under all of the provisions of the Lease except as to the covenants to pay rent.

      M. In addition to the event of Landlord Delay described in Paragraph B above, any interference by Landlord with the construction by Tenants contractors of the Tenant improvements, whether during the forty-five (45) day early access period described above or thereafter, shall be deemed a "Landlord Delay" for purposes of this Lease if Tenant promptly notifies Landlord of the interference and if and to the extent such interference actually and necessarily delays, on a critical path basis, the completion of the Tenant Improvements.

      Except to the extent caused by Landlords negligence or willful misconduct, Landlord shall not be liable in any way for any injury, loss or damage which may occur to any work performed by Tenant, nor shall Landlord be responsible for repairing any defective condition therein. Except as provided in Article III of the Lease, in no event shall Tenant's failure to complete the Tenant Improvements extend the Commencement Date of the Lease.

III.  COST OF THE WORK
      ----------------
      A. Landlord shall provide to Tenant a tenant improvement allowance in the amount of Twenty-Four Dollars and Fifteen Cents per usable square foot of the initial Premises (the "Landlord's Contribution"). Subject to the provisions below, any excess cost shall be borne solely by Tenant. The Landlords Contribution shall be utilized to fund space planning and other architectural costs (including the reasonable cost charged by Landlord's architect to review Tenant's submittals), construction costs and plan check and permit fees. It is understood that Landlord's management agent for the Project shall be entitled to a supervision/ administrative fee equal to three percent (3%) of such costs, which fee shall be paid from the Landlords Contribution.

      B. If the actual cost of completion of the Tenant Improvements is less than the maximum amount provided for the Landlords Contribution, such savings (up to a maximum of Four Dollars ($4.00) per usable square foot of the Premises) shall be applied as a credit against the Basic Rent payable for the initial Lease Term. Such credit shall be in the amount of Eighteen Dollars and Thirty-Four Cents ($18.34) per month for each One Thousand Dollars ($1,000) of savings, with any portion thereof appropriately prorated. Any savings in excess of the maximum amount described above shall inure solely to the benefit of Landlord. The amount of the monthly credit shall, if applicable, be memorialized on a form provided by Landlord.

      C. Landlord shall fund the Landlords Contribution (less deductions for the above-described supervision fee and charges of Landlords architect) in installments as and when costs are incurred and a payment request therefor as submitted by Tenant, which payment requests shall be submitted not more frequently than once per month. Each payment request shall include a copy of all [ILLEGIBLE] invoices, lien waivers (in the form prescribed by the California Civil Code, and pertinent back-up. It is understood that such lien waivers may be conditional until final payment is made. Landlord shall fund the payment request within thirty (30) days following receipt of the application and supporting materials provided that a ten percent (10%) retention shall be held on payments to Tenant until Landlord receives the complete Close-out Package. The remaining balance of the Landlord's Contribution shall be funded when Landlord receives the complete Close-out Package.

      D. In addition to the foregoing, Landlord shall advance to Tenant, at Tenant's written request, the cost of other tenant improvement work in the Premises, but exclusive of furniture, furnishings and removable personal property, up to a maximum of Five Dollars per usable square foot of the initial Premises and the Must Take Space (the "Advance")

            The Advance shall be deemed a loan to Tenant and shall bear interest at the rate of ten percent (10%) per annum and shall be repaid by Tenant as additional rent in equal fully-amortized monthly installments on the first day of each month during the initial sixty
            (60) months of the Term of this Lease. The amount of the Advance, if any, and the monthly amortization amount shall be memorialized by the parties on a form provided by Landlord. Should this Lease terminate prior to the date the Advance is repaid in full, all unpaid principal and interest shall be immediately due and payable.

IV.   WARRANTIES
      ----------
      Each party agrees to cooperate with the other party in enforcing and/or assigning any warranties that would benefit such other party in fulfilling its repair and maintenance obligations under this Lease.

                                   EXHIBIT X-1

                      CORPORATE PLAZA WEST, PHASE I PROJECT
                                NEWPORT BEACH, CA
                                  DRAWING LIST

In accordance with Drawings us prepared by the following:

ARCHITECT:                         McLarand, Vasquez & Partners, Inc.
                                   Architecture & Planning
                                   695 Town Center Drive, Suite 300
                                   Costa Mesa, CA 92626

CIVIL ENGINEERS:                   The Keith Companies
                                   2955 Red Hill Avenue
                                   Costa Mesa, CA 92626

STRUCTURAL ENGINEERS:              Culp & Tanner
                                   23686 Birtcher Drive
                                   El Toro, CA 92630

MECHANICAL & PLUMBING
ENGINEERS:                         Tsuchiyama & Kaino
                                   17877 Von Karman Avenue, Suite 100
                                   Irvine, CA 92714

ELECTRICAL ENGINEER:               R.E. Wall & Associates
                                   2842-A Walnut Ave.
                                   Tustin, CA 92680-7027

LANDSCAPE ARCHITECT:               Burton Associates
                                   12760 High Bluff Drive, Suite 120
                                   San Diego, CA 92130

GEOTECHNICAL ENGINEER:             NMG Geotechnical
                                   17791 Mitchell, Suite D
                                   Irvine, CA 92614

CIVIL
--------------------------------------------------------------------------------
DRAWING NO.       TITLE                                              DATE

G-0.00            Cover Sheet Building W1 & W2                       ----
Sheet 1 of 1      Conceptual Grading Plan                            ----
C1 of 11          Precise Grading Plan - Addendum G                  6/15/98
C2 of 11          Precise Grading Plan - Addendum E                  4/21/98
C3 of 11          Precise Grading Plan - Addendum G                  6/15/98
C4 of 11          Precise Grading Plan - Addendum G         [ILLEGIBLE]15/98
C5 of 11          Storm Drain - Addendum G                   [ILLEGIBLE]5/98
C6 of 11          Storm Drain (Low Flow) - Addendum E                4/21/98
C7 of 11          Erosion Control Plan - Addendum E                  4/21/98
C8 of 11          Horizontal Control Plan- Addendum E                4/21/98
C9 of 11          Signing and Striping Plan - Addendum G             6/15/98
C10 of 11         Construction Details - Addendum E                  4/21/98
C11 of 11         Wall Profiles and Details - Addendum E             4/21/98

Sheet 1 of 11     Corporate Plaza West Improvement Plan -
                    Addendum G                                       6/15/98
Sheet 2 of 11     Corporate Plaza West Improvement Plan - Water -
                    Addendum G                                       6/15/98


                                     Page 1                              7/13/98

                      CORPORATE PLAZA WEST, PHASE 1 PROJECT
                                NEWPORT BEACH, CA
                                  DRAWING LIST

DRAWING NO.       TITLE                                                         DATE
Sheet 3 of 11     Corporate Plaza West Improvement Plan - Sewer - Addendum E    4/21/98
Sheet 4 of 11     Corporate Plaza West Improvement Plan - E.C.H. Sewer          4/21/98
                  Connection - Addendum E
Sheet 5 of 11     Corporate Plaza West Improvement Plan - N.C.D. Median         6/15/98
                  Modification - Addendum G
Sheet 6 of 11     Corporate Plaza West Improvement Plan - Traffic Control for   6/15/98
                  N.C.D. Median - Addendum G
Sheet 7 of 11     Corporate Plaza West Improvement Plan - Traffic Control for   4/21/98
                  N.C.D. Median - Addendum E
Sheet 8 of 11     Corporate Plaza West Improvement Plan - Traffic Control for   4/21/98
                  Water NCD Phase I - Addendum E
Sheet 9 of 11     Corporate Plaza West Improvement Plan - Traffic Control for   4/21/98
                  Water - N.C.D. - Phase II - Addendum E
Sheet 10 of 11    Corporate Plaza West Improvement Plan - Traffic Control for   4/21/98
                  Sewer at E.C.H. - Addendum E
Sheet 11 of 11    Corporate Plaza West Improvement Plan - Traffic Control for   4/21/98
                  Water at E.C.H. - Addendum E

GENERAL INFORMATION
---------------------------------------------------------------------------------------
DRAWING NO.       TITLE                                                         DATE
G-0.01            General Notes Building W1 & W2 - Addendum E                   4/21/98
G-0.02            General Notes Building W1 & W2                                1/29/98
G-0.03            Area Entitle & Parking Requirement Calc. Building W1 & W2     1/29/98
G-0.04            Exit Plan/Building Height Compliance Building W1 & W2 -       4/21/98
                  Addendum E

ARCHITECTURAL
---------------------------------------------------------------------------------------
DRAWING NO.       TITLE                                                         DATE
A-0.01            Site Plan Building W1 & W2 - Addendum E                       4/21/98
A-1.01            Level One Floor Plan Building W1 - Addendum E                 4/21/98
A-1.02            Level Two Floor Plan Building W1                              1/29/98
A-1.03            Roof Plan Building W1                                         l/29/98
A-1.11            Level One Floor Plan Building W2 - Addendum E                 4/21/98
A-1.12            Level Two Floor Plan Building W2                              1/29/98
A-1.13            Roof Plan Building W2                                         1/29/98
A-2.01            Exterior Elevation Building W1                                1/29/98
A-2.02            Exterior Elevation Building W1                                1/29/98
A-2.03            Building Sections Building W1 & W2                            1/29/98
A-2.11            Exterior Elevation Building W2                                1/29/98
A-2.12            Exterior Elevations Building W1                               1/29/98
A-2.15            Building Sections Building W1 and W2                          1/29/98
A-2.20            Enlarged Elevation, Precast Detail Building 1 & 2             1/29/98
A-2.21            Precast Details Building W1 and W2                            1/29/98
A-2.22            Precast Details Building W1 and W2 - Addendum D               3/18/98
A-2.23            Precast Detail Building I - Addendum D                        3/18/98
A-4.01            Floor Plan Level One Building W1 - Addendum E                 4/21/98
A.4.02            Floor Plan Level Two Building W1 - Addendum E                 4/21/98
A-4.11            Floor Plan Level One Building W2 - Addendum E                 4/21/98
A-4.12            Floor Plan Level Two Building W2 - Addendum E                 4/21/98


                                       Page 2                            7/13/98

                      CORPORATE PLAZA WEST, PHASE 1 PROJECT
                                NEWPORT BEACH, CA
                                  DRAWING LIST

DRAWING NO.       TITLE                                                         DATE
A-4.21            Paving Plan Level One Building W1                             1/29/98
A-4.22            Paving Plan Level Two Building W1 - Addendum E                4/21/98
A-4.31            Paving Plan Level One Building W2                             1/29/98
A-4.32            Paving Plan Level Two Building W2 - Addendum E                4/21/98
A-04.41           Ceiling Plan Level One Building W1                            1/29/98
A-4.42            Ceiling Plan Level Two Building W1 - Addendum E               4/21/98
A-4.51            Ceiling Plan Level One Building W2                            1/29/98
A-4.52            Ceiling Plan Level Two Building W2 - Addendum E               4/21/98
A-4.61            Stair Sections Building W1 - Addendum E                       4/21/98
A-4.91            Stair Details Building 1 & 2 - Addendum E                     4/21/98
A-4.92            Stair Details Building 1 & 2                                  1/29/98
A-5.01            Interior Elevations Building W1 & W2                          1/29/98
A-5.02            Interior Elevations Building W1 & W2                          1/29/98
A-6.01            Wall Types Building W1 & W2                                   1/29/98
A-6.02            Details Building W1 & W2                                      1/29/98
A-6.06            Interior Finish Schedule Building W1                          1/29/98
A-6.07            Interior Finish Schedule Building W2                          1/29/98
A-6.11            Interior Details Building W1 & W2                             1/29/98
A-6.12            Interior Details Building W1 & W2 - Addendum E                4/21/98
A-6.13            Title 24 Accessibility Compliance Building 1 & 2              1/29/98
A-6.20            Door Schedule Building 1 - Addendum E                         4/21/98
A-6.21            Door Schedule Building 2 - Addendum E                         4/21/98
A-6.31            Details Building 1 & 2 - Addendum D                           3/18/98
A-7.01            Misc. Details - Addendum D                                    3/18/98
A-7.02            Trash Enclosure Building W1 & W2 - Addendum E                 4/21/98
A-7.03            Misc. Details Building W1 and W2 - Addendum D                 3/18/98

STRUCTURAL
---------------------------------------------------------------------------------------
DRAWING NO.       TITLE                                                         DATE
S-0.01            General Notes - Addendum F                                    6/05/98
S-1.01            Foundation Plan Building W1 - Addendum E                      4/21/98
S-1.02            Floor Framing Plan Level 2 Building W1 - Addendum F           6/05/98
S-1.03            Roof Framing Plan Building W1 - Addendum F                    6/05/98
S-1.11            Foundation Plan Building W2 - Addendum E                      4/21/98
S-1.12            Floor Framing Plan Level 2 Building - Addendum F              6/05/98
S-1.13            Roof Framing Plan Building W2 - Addendum F                    6/05/98
S-2.01            Frame Elevations                                              1/29/98
S-4.10            Details                                                       1/29/98
S-5.10            Details                                                       1/29/98
S-5.11            Details - Addendum E                                          4/21/98
S-5.12            Details - Addendum E                                          4/21/98
S-6.10            Typical Deck Details                                          1/29/98

MECHANICAL
---------------------------------------------------------------------------------------
DRAWING NO.       TITLE                                                         DATE
M0.1              Legend and Schedules Buildings W1 & W2                        1/29/98
M0.2              Compliance Forms building W1 & W2                             1/29/98
M1.00             Site Plan Buildings W1 & W2 - Addendum E                      4/21/98
M-1.01            Mechanical Floor Plan Level 1 Building W1                     1/29/98
M-1.02            Mechanical Floor Plan Level 2 Building W1                     1/29/98
M-1.03            Mechanical Roof Plan Building W1                              1/29/98


                                 Page 3                                 7/13/98

                      CORPORATE PLAZA WEST, PHASE 1 PROJECT
                                NEWPORT BEACH, CA
                                  DRAWING LIST

DRAWING NO.       TITLE                                                         DATE
M-1.04            Mechanical Floor Plan Level 1 Building W2                     1/29/98
M-1.05            Mechanical Floor Plan Level 2 Building W2                     1/29/98
M-1.06            Mechanical Roof Plan Building W2                              1/29/98
M-3.01            Sections and Details Building W1 & W2 - Addendum E            4/21/98
M-3.02            Sections and Details Building W1 & W2 - Addendum E            4/21/98
M-5.01            Details Building W1 & W2                                      1/29/98
M-6.01            Wiring and Controls Building W1 & W2 - Addendum E             4/21/98

PLUMBING
---------------------------------------------------------------------------------------
DRAWING NO.       TITLE                                                         DATE
P-0.01            Site Plan Building W1 - Addendum E                            4/21/98
P-0.02            Legend, Schedules & Notes Building W1 & W2 - Addendum E       4/21/98
P-1.01            Level One Floor Plan Building W1 - Addendum E                 4/21/98
P-1.02            Level Two Floor Plan Building W1 - Addendum E                 4/21/98
P-1.03            Roof Plan Building W1 - Addendum E                            4/21/98
P-1.04            Level Two Floor Plan Building W2 - Addendum E                 4/21/98
P-1.05            Level Two Floor Plan Building W2 - Addendum E                 4/21/98
P-1.06            Partial Plans Building W1 - Addendum E                        4/21/98
P-3.01            Enlarged Plans Building W1 - Addendum E                       4/21/98
P-3.02            Enlarged Plans Building W2 - Addendum E                       4/21/98
P-4.01            Diagrams Building 1 - Addendum E                              4/21/98
P-4.02            Diagrams Building 2 - Addendum E                              4/21/98
P-5.01            Details Building W1 & W2 - Addendum E                         4/21/98

ELECTRICAL
---------------------------------------------------------------------------------------
DRAWING NO.       TITLE                                                         DATE
E0.1              Now Sheet Building W1 & W2                                    4/23/98
E0.2              Project Note Sheet Building W1 & W2                           4/23/98
E0.3              Fire Alarm Specifications Building W1 & W2                    4/23/98
E1.0              Single Line Diagram Building W1                               4/23/98
E1.1              Panel Schedules Building W1 & W2 - Addendum E                 4/23/98
E2.0              Utility Site Plan Building W1 & W2                            4/23/98
E2.1              Lighting Site Plan Building W1 & W2 - Addendum H              7/07/98
E2.2              Photometric Site Plan - Addendum H                            7/07/98
E3.0              1st. Floor Lighting & Power Plan Building W1 - Addendum E     4/23/98
E3.1              2nd. Floor Lighting & Power Plan Building W1 - Addendum E     4/23/98
E3.2              Roof Plan Building W1                                         4/23/98
E4.0              1st. Floor Lighting & Power Plan - Addendum E                 4/23/98
E4.1              2nd. Floor Lighting & Power Plan                              4/23/98
E4.2              Roof Plan Building W2                                         4/23/98
E5.0              Title 24 Calculations Building 1 & 2 - Addendum H             7/07/98

LANDSCAPE
---------------------------------------------------------------------------------------
DRAWING NO.       TITLE                                                         DATE
LT-1              Title Sheet - Addendum E                                      4/21/98
LC-1              Construction Layout Plan - Addendum E                         4/21/98
LC-2              Landscape Construction Details - Addendum E                   4/21/98
LC-3              Landscape Construction Plan - Addendum E                      4/21/98
LC-4              Landscape Construction Details - Addendum C                   2/23/98
LC-5              Landscape Construction Specifications - Addendum C            2/23/98
LI-1              Landscape Irrigation Plan - Addendum E                        4/21/98


                                        Page 4                           7/13/98

                      CORPORATE PLAZA WEST, PHASE 1 PROJECT
                                NEWPORT BEACH, CA
                                  DRAWING LIST

DRAWING NO.       TITLE                                                         DATE
LI-2              Landscape Irrigation Plan - Addendum C                        2/23/98
LI-3              Landscape Irrigation Plan - Addendum C                        2/23/98
LI-4              Landscape Irrigation Plan - Addendum C                        2/23/98
LI-5              Landscape Irrigation Legend - Addendum C                      2/23/98
LI-6              Landscape Irrigation Specifications - Addendum C              2/23/98
LTP-1             Landscape Planting Plan - Addendum E                          4/21/98
LTP-2             Landscape Planting Plan - Addendum C                          2/23/98
LTP-3             Landscape Planting Plan - Addendum C                          2/23/98
LSP-1             Landscape Shrub Planting Plan - Addendum E                    4/21/98
LSP-2             Landscape Shrub Planting Plan - Addendum C                    2/23/98
LSP-3             Landscape Shrub Planting Plan - Addendum C                    2/23/98
LP-4              Landscape Planting Details & Legend - Addendum C              2/23/98
LP-5              Landscape Planting Specifications - Addendum C                2/23/98
LP-6              Landscape Planting Specifications - Addendum C                2/23/98

Addendum's:

Addendum C, dated 2/25/98
Addendum D, dated 3/18/98
Addendum E, dated 4/21/98
Addendum F, dated 6/5/98
Addendum G, dated 6/15/98
Addendum H, dated 7/07/98

Preliminary Geotechnical Investigation for the Proposed Corporate Plaza West,
-----------------------------------------------------------------------------
Phase 1
-------
as prepared by NMG Geotechnical Inc., dated 12/29/97, dated 02/23/98, dated 05/22/98, dated 06/15/98.

Project Manual by McLarand Vasquez & Partners, Inc. Dated January 8, 1998.

                                                          [ILLEGIBLE INITIALS]


                                       Page 5                            7/13/98